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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Willis Group Holdings Limited
(Name of Registrant as Specified in its Charter)

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WILLIS GROUP HOLDINGS LIMITED

Notice of 2005 Annual General Meeting
of Shareholders and Proxy Statement

March 14, 2005

To: Shareholders of the Company

Dear Shareholder

        You are cordially invited to attend our annual general meeting of shareholders at 9:00 a.m. on Friday, April 29, 2005 in St. John's University, Manhattan Campus, 101 Murray Street, New York, NY 10007.

        In addition to the matters described in the attached proxy statement, I will report on our current activities. You will have an opportunity to ask questions and to meet your Directors and Executive Officers.

        Your representation and vote are important and your shares should be voted whether or not you plan to come to the annual general meeting. Please complete, sign, date and return the enclosed proxy card promptly.

I look forward to seeing you at the meeting.

Yours sincerely

Joseph J. Plumeri
Chairman and Chief Executive Officer

Willis Group Holdings Limited
Canon's Court
22 Victoria Street
Hamilton HM 12
Bermuda.

WILLIS GROUP HOLDINGS LIMITED
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
AND
PROXY STATEMENT

Time:

  9:00 a.m. New York Time.

Date:

  April 29, 2005.

Place:

  St. John's University
  Manhattan Campus
  101 Murray Street
  New York
  NY 10007

Purpose:

1.
Election of Directors.

2.
Reappointment of Deloitte & Touche LLP as auditors until the close of the next Annual General Meeting of Shareholders and authorization of the Board of Directors acting through the Audit Committee to fix the auditors' remuneration.

3.
Approval of Amendments to the Company's 2001 Share Purchase and Option Plan.

4.
Adoption of the Willis Group Senior Management Incentive Plan.

5.
Approval of Amendments to the Company's Bye-laws.

        The Directors will present, during the meeting, the Company's audited consolidated financial statements for the financial year ended December 31, 2004.

        Only shareholders of record on March 7, 2005 may vote at the meeting. This statement is being mailed to shareholders on or about March 14, 2005 with a copy of the Company's 2004 Annual Report, which includes financial statements for the year ended December 31, 2004.

        Your vote is important. Please follow the instructions on the proxy card you receive. The proxy card should be returned in accordance with the instructions thereon to ensure that your shares are represented at the meeting.

Michael P. Chitty
Secretary
March 14, 2005.

Willis Group Holdings Limited
Canon's Court
22 Victoria Street
Hamilton HM 12
Bermuda.

GENERAL INFORMATION

Who may vote

Holders of our common shares, as recorded in our share register on March 7, 2005, may vote at the meeting. As of March 1, 2005, the latest practicable date, there were 164,205,527 shares of common stock outstanding and entitled to one vote per share. A list of shareholders will be available for inspection for at least ten days prior to the meeting at our offices at 7 Hanover Square, New York, New York.

How to vote

You may vote in person at the meeting or by proxy. We recommend that you vote by proxy even if you expect to attend the meeting. You will be able to change your vote at the meeting.

Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see how you should complete your proxy card and deliver it to the Company.

How proxies work

The Company's Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting, or at any adjournment thereof, in the manner you direct. You may vote for or against the proposals or abstain from voting. You may also vote for all, some, or none of the Directors seeking election.

If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of all items herein to be voted on.

As of the date hereof, we do not know of any other business that will be presented at the meeting. If other business shall properly come before the meeting or any adjournment or postponement thereof, the person or persons named in the proxy will vote according to their best judgment.

Solicitation

In addition to this mailing, our employees may solicit proxies personally, electronically or by telephone. We pay the costs of soliciting this proxy. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

Revoking a proxy

You may revoke your proxy before it is voted by submitting a new proxy with a later date; by voting in person at the meeting; or by notifying the Company's Corporate Secretary.

Quorum

In order to carry on the business of the meeting, we must have a quorum. Under our byelaws, shareholders representing at least 50% of our issued and outstanding shares of common stock present in person or by proxy and entitled to vote constitute a quorum.

Only shareholders, their proxy holders and the Company's guests may attend the meeting. Verification of ownership may be required at the admissions desk. If your shares are held in the name of your broker, bank or other nominee, you must bring with you to the meeting an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on March 7, 2005, the record date for voting.

Votes needed

All proposals to be acted on at the meeting require the affirmative vote of a simple majority of the votes cast at a meeting at which a quorum is present. Accordingly, abstentions and broker non-votes, though counted for the purposes of determining the quorum present for the transaction of business, will have the effect of not voting in favour of a proposal. A broker non-vote is a proxy submitted by a broker in which the broker fails to vote on behalf of a client on a particular matter for lack of instruction when such instruction is required by the New York Stock Exchange.

ITEM 1

ELECTION OF DIRECTORS

        Under the Company's bye-laws, Directors hold office only until the next following Annual General Meeting of Shareholders unless they are earlier removed or resign. All the Company's Directors were reappointed Directors at the Annual General Meeting held on May 7, 2004, with the exception of Gordon M. Bethune who was appointed a Director on May 13, 2004.

        The Board adopted Corporate Governance Guidelines in 2004 and these Guidelines meet the listing standards adopted by the New York Stock Exchange ("NYSE"), including the requirement for a majority of the Company's Board to be independent and for the Board's Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee to be comprised solely of independent Directors. The Board has determined that the Directors shown below with an asterisk (*) against their names are independent within the meaning of the Company's Corporate Governance Guidelines and the NYSE's listing standards. Also, the members of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are all independent in accordance with the Company's Corporate Governance Guidelines and the NYSE listing standards.

        Further, in 2004 amended charters of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee were adopted. These charters, together with the Company's Corporate Governance Guidelines can be found on the Company's website at www.willis.com in the Corporate Governance section. Copies are also available free of charge on request from the Company Secretary, Willis Group Holdings Limited, c/o Willis Group Limited, Ten Trinity Square, London EC3P 3AX.

        Your Board recommends you vote FOR each of the following Directors proposed for re-election.

        Gordon M. Bethune * Mr. Bethune, age 63, joined our Board on May 13, 2004. He is Managing Director of gb-1 Partners. Prior to retiring from Continental Airlines, Inc in December 2004, he was Chairman and Chief Executive Officer of that company. He was appointed Chief Executive Officer in November 1994 and Chairman in September 1996. He joined Continental Airlines, Inc. in February 1994 as President and Chief Operating Officer. Prior to joining Continental he was with the Boeing Company from 1988-1994 where he held various positions including Vice President and General Manager of the Commercial Airplane Group Renton Division, Vice President and General Manager of the Customer Services Division and Vice President of Airline Logistics Support. Mr. Bethune holds a Bachelor of Science degree from Abilene Christian University at Dallas and is a 1992 graduate of Harvard Business School's Advanced Management Program. He is a licensed commercial pilot, type rated on Boeing 757 and 767 aircraft as well as the DC-3. He also is licensed as an airframe and power plant mechanic. Mr. Bethune serves of the Boards of Directors of Honeywell International and Sprint Corporation.

        William W. Bradley * Mr. Bradley, age 61, joined our Board on September 18, 2002. He is a Managing Director of Allen & Company LLC. Additionally, from 2001 to 2004 he served as chief outside advisor to McKinsey & Company's non-profit practice. He currently serves on the Boards of Starbucks Corporation and Seagate Technology. From 1997 to 1999 he was a Senior Advisor and Vice Chairman of the International Council of J. P. Morgan & Co. During that time he also served as an essayist for CBS evening news and as a visiting professor at

Stanford University, Notre Dame University and the University of Maryland. Mr. Bradley served in the U.S. Senate from 1979 to 1997 representing the State of New Jersey. Prior to serving in the Senate, he was an Olympic gold medalist in 1964 and a professional basketball player with the New York Knicks from 1967 to 1977. Mr. Bradley holds a BA degree in American History from Princeton University and a MA degree from Oxford University where he was a Rhodes Scholar. Mr Bradley has authored five books on American culture, politics and economy.

        Joseph A. Califano Jr. * Mr. Califano, age 73, joined our Board on April 21, 2004. He has been Chairman of the Board and President of the National Center on Addiction and Substance Abuse at Columbia University in New York City since 1992. Mr. Califano has served as Adjunct Professor of Public Health at Columbia University's Medical School and School of Public Health since 1992 and is a member of the Institute of Medicine of the National Academy of Sciences. Mr. Califano was senior partner of the Washington, D.C. office of the law firm Dewey Ballantine from 1983 to 1992. Mr. Califano served as the United States Secretary of Health, Education and Welfare from 1977 to 1979, and he served as President Lyndon B. Johnson's Assistant for Domestic Affairs from 1965 to 1969. He is the author of ten books and is a Director of Automatic Data Processing, Inc., Midway Games Inc. and Viacom, Inc.

        James R. Fisher    Mr. Fisher, age 49, joined our Board on February 8, 2001. He is the managing member and majority owner of Fisher Capital Corp. L.L.C. From 1986 through March 1997, Mr. Fisher was a senior executive at American Re Corporation and served most recently as Senior Vice President and Chief Financial Officer of American Re-Insurance Company and American Re Corporation, President of American Re Financial Products and President and Chief Executive Officer of American Re Asset Management. Before joining American Re, Mr. Fisher was a Senior Accountant at Peat, Marwick, Mitchell & Co., Chief Financial Officer of The Lawrence Corporation and Senior Manager/Director of Insurance Industry Services at Price Waterhouse. Mr. Fisher is also Chairman and Chief Executive Officer of Bristol West Holdings, Inc. and a member of the board of directors, audit, investment and reinsurance committees of Alea Group Holdings (Bermuda) Ltd.

        Perry Golkin * Mr. Golkin, age 51, joined our Board on February 8, 2001. He has been a member of KKR & Co. L.L.C. since January 1, 1996. Mr. Golkin was a general partner of Kohlberg Kravis Roberts & Co. L.L.C. ("KKR") from 1995 to January 1996. Prior to 1995, he was an executive of KKR. He is also a member of the board of directors of Bristol West Holdings,, Inc., PRIMEDIA, Inc., Alea Group Holdings (Bermuda) Ltd, Rockwood Specialties, Inc. and Walter Industries, Inc.

        Paul M. Hazen * Mr. Hazen, age 63, joined our Board on February 8, 2001. He joined Wells Fargo in 1970 and retired in May 2001. Mr. Hazen served as Chairman from November 2, 1998, Chairman and Chief Executive Officer from January 1, 1995 to November 2, 1998, President and Chief Operating Officer from 1984 to 1995 and Vice Chairman from 1981 to 1984. Mr. Hazen is Lead Independent Director of Vodafone plc, Lead Independent Director of Safeway, Inc., and a Director of Xstrata plc.

        Wendy E. Lane * Ms. Lane, age 53, joined our Board on April 21, 2004. Ms. Lane has been Chairman of Lane Holdings, Inc., an investment firm, since 1992. Prior to forming Lane Holdings, Inc., Ms. Lane was a Principal and Managing Director of Donaldson, Lufkin and Jenrette Securities Corporation, an investment banking firm, serving in these and other positions from 1980 to 1992. Ms. Lane is a Director of Laboratory Corporation of America, a

position she has held since 1996. She is also a Trustee of the U.S. Ski and Snowboard Team Foundation. Ms. Lane holds a BA from Wellesley College and a MBA from Harvard Business School.

        James F. McCann * Mr. McCann, age 53, joined our Board on April 21, 2004. Mr. McCann has served since 1976 as Chairman and Chief Executive Officer of 1-800-FLOWERS.COM, Inc. He also serves on the Board of Boyds Collections Ltd., GTECH Corporation., Hofstra University and Winthrop-University Hospital.

        Scott C. Nuttall * Mr. Nuttall, age 32, joined our Board on February 8, 2001. He has been an executive of KKR since November 1996. Mr. Nuttall was an executive at The Blackstone Group from January 1995 to November 1996. He is also a member of the board of directors of Alea Group Holdings (Bermuda) Ltd., Bristol West Holdings, Inc., and KKR Financial Corp.

        Joseph J. Plumeri    Mr. Plumeri, age 61, joined our Board on February 8, 2001. He is our Chairman and Chief Executive Officer. Prior to joining the Group, Mr. Plumeri spent 32 years as an executive with Citigroup Inc. and its predecessors, most recently overseeing the 450 North American retail branches of Citigroup's Citibank unit. Before that, Mr. Plumeri served as Chairman and Chief Executive Officer of Citigroup's Primerica Financial Services from 1995 to 1999. In 1994, Mr. Plumeri was appointed Vice Chairman of Citigroup's predecessor, Travelers Group Inc. In 1993 Mr. Plumeri became the President of a predecessor of Citigroup's Salomon Smith Barney unit after overseeing the merger of Smith Barney and Shearson and serving as the President and Managing Partner of Shearson since 1990. He is also a board member of a number of organizations, including The Board of Visitors of the College of William & Mary and The National Center on Addiction and Substance Abuse at Columbia University.

        Douglas B. Roberts * Mr. Roberts, age 57, joined our Board on February 13, 2003. He is the former Treasurer for the State of Michigan, a position held from April 2001 to December 2002 and from January 1991 to November 1998. From January 1999 to March 2001 he was Vice President of the Business Development and Best Practices at Lockheed Martin IMS. Prior to January 1991, Mr. Roberts worked in the Michigan Senate as Director, Senate Fiscal Agency from April 1988 to December 1990 and as Deputy Superintendent of Public Instruction for the Department of Education. Mr. Roberts holds a doctorate in Economics from Michigan State University. Currently, Mr. Roberts is the Director for the Institute for Public Policy and Social Research at Michigan State University.

The Board, Board Committees and Meetings

        The Board held eleven meetings during 2004. It is expected that the Board will hold at least six meetings during 2005.

        All the current Directors attended at least 75% of the meetings held in 2004 of the Board and any committee on which they served during their period of office, with the exception of James F. McCann who attended 73% of such meetings. The independent Directors and the non-management Directors meet in separate executive sessions without senior management for a number of these meetings. The Chairman of each session is determined by the Directors at that time. All Directors are expected to make every effort to attend the annual shareholder meeting and all serving Directors attended such meeting in 2004.

        The Executive Committee has all the powers of the Board, when it is not in session, in the management of the business and affairs of the Company except as otherwise provided in resolutions of the Board and under applicable law. The Executive Committee, whose members are Joseph J. Plumeri (Chairman), William W. Bradley, Perry Golkin, Paul M. Hazen and Scott C. Nuttall, held two meetings during 2004.

        The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to (a) the integrity of the Company's financial statements; (b) the selection and oversight of the independent auditors; (c) the Company's compliance with legal and regulatory requirements; (d) the independent auditors' qualifications and independence; (e) the performance of the independent auditors and the Company's internal audit function; and (f) the establishment and maintenance of proper internal accounting controls and procedures. In addition, the Audit Committee provides an avenue for communication between internal audit, the independent auditors, management and the Board. The Audit Committee, whose members are Douglas B. Roberts (Chairman), Wendy E. Lane and Scott C. Nuttall, held four meetings during 2004. The Committee also met three times to solely consider the progress and implementation of Section 404 of the Sarbanes-Oxley Act. The report of the Audit Committee can be found below.

        The Compensation Committee determines the compensation of the Company's Chairman and Chief Executive Officer and other senior executives. In addition, the Compensation Committee administers the Company's stock-based award plans and, in consultation with senior management, establishes the Company's general compensation philosophy and oversees the development and implementation of the Company's compensation programs. The Compensation Committee, whose members are Perry Golkin (Chairman), Gordon M. Bethune, Joseph A. Califano Jr., and Paul M. Hazen, met five times during 2004. The report of the Compensation Committee can be found below.

        The Corporate Governance and Nominating Committee identifies and recommends individuals to the Board for nomination as members of the Board and its committees, including this committee, and selects and evaluates Director nominees using a process that is described in general terms in the Corporate Governance Guidelines. In addition, this committee develops and recommends to the Board the corporate governance principles, including independence standards for Director of the Company. The Corporate Governance and Nominating Committee, whose members are William W. Bradley (Chairman), Joseph A. Califano Jr., Wendy E. Lane and James F. McCann, held three meetings during 2004.

Communications with Shareholders and other constituencies

        The Chairman and Chief Executive Officer is responsible for establishing effective communications with the Company's stakeholder groups, including shareholders, the press, analysts, clients, suppliers, governments and representatives of the communities in which it operates. It is the policy of the Company to appoint individuals to communicate and interact fully with these stakeholders and the Board will look to senior management to speak for the Company. This policy does not preclude outside Directors from communicating directly with shareholders or other constituencies about Company matters, but any such communications will generally be held at the request of the Board or senior management or with senior management present. A shareholder may either communicate with the non-management Directors or propose an individual to the Corporate Governance and Nominating Committee for its consideration as a nominee for election to the Board by writing to the Group General

Counsel, Willis Group Holdings Limited, 7 Hanover Square, New York, New York 10004-2594.

Directors' Compensation

        The Directors' fees payable to Directors, other than Mr. Plumeri, were increased from April 21, 2004 to $75,000 per annum with Mr. Roberts receiving a further $30,000 per annum in recognition of his duties as Chairman of the Audit Committee and Messrs. Golkin and Bradley receiving a further $20,000 per annum for their respective services as Chairman of the Compensation and Corporate Governance and Nominating Committee. Prior to the increase, the Directors' fees were $40,000 per annum with Mr. Roberts receiving a further director's fee of $40,000 per annum in recognition of his duties as Chairman of the Audit Committee and Mr. Bradley receiving a further director's fee of $60,000 per annum. Mr. Plumeri receives no fees for his services as a Director or as a member of the Executive Committee.

        Non-employee Directors are entitled to defer receipt of their fees under the Non-Employee Directors' Deferred Compensation Plan described below in the section titled "Retirement and other Benefit Plans".

        Further, each Director joining the Board after January 1, 2003 is entitled to receive options to purchase 30,000 of the Company's shares of common stock at an exercise price equal to the closing price of the Company's shares as quoted on the NYSE on the date of grant which vest in five equal installments from the first anniversary of grant and are exercisable until the tenth anniversary of grant. Accordingly, Joseph A. Califano Jr., Wendy E. Lane, James F. McCann, Gordon M. Bethune and Douglas B. Roberts were granted options over 30,000 shares.

SECURITY OWNERSHIP

Security Ownership of 5% Holders

        The following table reflects the number of shares of common stock beneficially owned by persons known to the Company to own more than 5% of its outstanding shares:

Name and Address	Amount Beneficially Owned	Percentage of Stock Outstanding at December 31, 2004
KKR 1996 Overseas Limited,(1) Ugland House, PO Box 309, Georgetown, Grand Cayman, B.W.I.	8,717,790	5.36%
Neuberger Berman, LLC,(2) 605 Third Avenue, New York, NY 10158-3698, USA	8,195,152	5.04%
Franklin Resources, Inc.(3) One Franklin Parkway Building 920 San Mateo CA 94403 USA	9,723,798	5.97%

(1)
Shares are owned of record by Profit Sharing (Overseas), Limited Partnership. KKR 1996 Overseas Limited, is the general partner of KKR Associates II (1996), Limited Partnership, which is the general partner of KKR 1996 Fund (Overseas), Limited Partnership which is the general partner of Profit Sharing (Overseas), Limited Partnership. Perry Golkin, as a member of KKR 1996 Overseas, Limited, may be deemed to share beneficial ownership of any shares beneficially owned by KKR 1996 Overseas, Limited but disclaims such beneficial ownership. Scott C. Nuttall is a Director and executive of KKR. Mr. Nuttall is also a limited partner in KKR Associates II (1996), Limited Partnership. Mr. Nuttall disclaims beneficial ownership of any of the Company's shares beneficially owned by KKR and KKR Associates II (1996), Limited Partnership. The amounts owned by Messrs. Golkin and Nuttall include 20,500 and 3,000 shares respectively. The address of each of the above-named is c/o Kohlberg Kravis Roberts & Co. L.P. 9 West 57th Street, New York, New York 10019, USA.

(2)
Based on the Form 13G filed on February 9, 2004, Neuberger Berman, LLC, an affiliate of Lehman Brothers, Inc., may be deemed to be a beneficial owner of shares of our common stock since it has shared power to make decisions whether to retain or dispose of, and in some cases the sole power to vote, the securities of many unrelated clients. Neuberger Berman, LLC does not, however, have any economic interest in the securities of those clients. The clients are the actual owners of the securities and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such securities.

(3)
Based on the Form 13G filed on February 11, 2005, Franklin Resources, Inc. may be deemed to be a beneficial owner of shares of our common stock held by its subsidiaries. Of these subsidiaries Templeton Global Advisors Limited holds 9,501,028 shares of our common stock, in respect of which it is also deemed to be the beneficial owner. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of Franklin Resources, Inc. and may be deemed to be beneficial owners of any shares held by Franklin Resources Inc. but disclaim such beneficial ownership. The address of each of the above-named is c/o Franklin Resources, Inc. One Franklin Parkway, Building 920, San Mateo, CA 94403, USA.

Security Ownership of Management

        The amounts and percentages of our shares beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission ("SEC") governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of that security, or investment power, which includes the power to dispose of or to direct the disposition of that security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or restricted shares held by that person that are currently exercisable or exercisable within 60 days of the date of this document are deemed issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage beneficial ownership of any other person. The percentage of our share capital is based on 164,205,527 shares of common stock outstanding on March 1, 2005. The following table shows the interests of Directors and the Officers of the Company.

Name	Number of Shares Beneficially Owned	Percent Beneficially Owned
Joseph J. Plumeri	4,700,926	2.86%
Gordon M. Bethune	—	*
William W. Bradley	83,334	*
Joseph A. Califano Jr.	8,000	*
James R. Fisher(1)	28,500	*
Perry Golkin(2)	20,500	*
Paul M. Hazen	103,703	*
Wendy E. Lane.	9,000	*
James F. McCann	6,000	*
Scott C. Nuttall(2)	3,000	*
Douglas B. Roberts	6,000	*
William C. Bartholomay	20,000	*
William P. Bowden, Jr.	35,442	*
Richard J.S. Bucknall	490,090	*
Thomas Colraine	479,990	*
Christopher M. London	257,214	*
Patrick Lucas	50,000	*
David B. Margrett	3,000	*
Stephen G. Maycock	154,903	*
Grahame J. Millwater	121,213	*
George P. Reeth Jr.	74,245	*
Jeanette Scampas	15,000	*
Sarah J. Turvill	138,968	*
Mario Vitale	199,485	*
All our Directors and Executive Officers (24 persons)(3)	7,008,513	4.3%

*
Less than 1%.

(1)
Excludes the exercisable options to purchase 56,697 of the Company's shares beneficially owned by Fisher Capital Corp. L.L.C. of which Mr. Fisher is the managing member and majority owner. Though Mr. Fisher may be deemed to share ownership of any shares beneficially owned by Fisher Capital Corp. L.L.C. he disclaims such beneficial ownership. Also, Mr. Fisher has an interest in 7,169 of the Company's shares as an investor through KKR Partners (International) Limited Partnership. Mr. Fisher may be deemed to share beneficial ownership of any shares beneficially owned by KKR Partners (International) Limited Partnership but disclaims such beneficial ownership.

(2)
Excludes 8,717,790 shares held by Profit Sharing (Overseas), Limited Partnership over which Messrs. Golkin and Nuttall disclaim beneficial ownership. See Note (1), Security Ownership of 5% Holders.

(3)
This includes 18,032 shares held in trust on behalf of the Company's Executive Officers subject to vesting, which were issued in connection with the cancellation of unvested incentive awards owned by such Executive Officers prior to the acquisition of a predecessor company in 1998, and excludes 8,717,790 shares held by Profit Sharing (Overseas), Limited Partnership over which Messrs. Golkin and Nuttall disclaim beneficial ownership. See Note (1) in Security Ownership of 5% Holders, and exercisable options over 56,697 shares held by Fisher Capital Corp. L.L.C., and 7,169 shares held by KKR Partners (International) Limited Partnership. See Note (1) above.

ITEM 2

REAPPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS

        The Audit Committee, in accordance with the authority granted by the Board of Directors selected Deloitte & Touche LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2005. This selection has been ratified by the Board. Deloitte & Touche LLP acted as the Company's independent auditors for the year ended December 31, 2004. Representatives of Deloitte & Touche LLP will attend the meeting, will have an opportunity to make a statement if they desire to do so and will be available to answer any pertinent questions.

        A simple majority of the Company's shares of common stock present or represented and entitled to vote at the meeting is required to ratify the appointment of Deloitte & Touche LLP and refer the issue of the auditors' remuneration for the 2005 audit to the Board of Directors in accordance with the Company's bye-laws. The Board delegates the determination of the audit fee to the Audit Committee.

Your Board recommends you vote FOR this proposal.

        Fees to Deloitte & Touche LLP

        The following fees have been, or will be, billed by Deloitte & Touche LLP and their respective affiliates (collectively "Deloitte") for professional services rendered to the Company for the fiscal years ending December 31, 2004 and December 31, 2003.

	2004	2003
	$'000	$'000
Audit fees(1)	3,787	2,521
Audit related fees(2)	544	117
Tax fees(3)	350	420
All other fees(4)	19	114

Total fees	4,700	3,172

(1)
Fees for the audits of the Company's annual financial statements and reviews of the financial statements included in the Company's quarterly reports for that fiscal year, services relating to the Company's secondary public offering and US GAAP accounting advice, and for 2004 included Sarbanes-Oxley Section 404 planning, documentation and testing.

(2)
Audit related fees relate to professional services such as due diligence assistance, employee benefit plan audits and International Financial Reporting Standards scoping.

(3)
Tax fees comprise fees for tax compliance, tax planning and tax advice.

(4)
All other fees primarily include professional fees for regulatory consulting services. For 2003 such fees also covered consulting services in respect of the pension review activities of a subsidiary in the United Kingdom and for services in respect of the reorganization and restructuring of the businesses within the Willis Group in Australia and Sweden.

        The Audit Committee approved all of the services described above.

AUDIT COMMITTEE REPORT

        The primary function of the Audit Committee is to assist the Board of Directors in its oversight with respect to (a) the integrity of the Company's financial statements; (b) the selection and oversight of the independent auditors; (c) the Company's compliance with legal and regulatory requirements; (d) the independent auditors' qualifications and independence; (e) the performance of the independent auditors and the Company's internal audit function; and (f) the establishment and maintenance of proper internal accounting controls and procedures. The Committee operates pursuant to a Charter a copy of which can be found on the Company's website. Executive management is responsible for the Company's financial statements and overall reporting process, including the system of internal controls. The independent auditors are responsible for conducting annual audits and quarterly reviews of the Company's financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles.

        The Audit Committee has adopted a policy regarding the Pre-Approval of Independent Auditors' Services which also can be found on the Company's website. This policy requires all services provided by the Company's independent auditors, both audit and permitted non-audit, to be pre-approved by the Audit Committee or the Chairman of the Audit Committee or any other member of the Committee.

        In the performance of its oversight function, the Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2004 with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the auditors the auditors' independence.

        It is not the duty or responsibility of the Committee to conduct auditing or accounting reviews or procedures. In performing their oversight responsibility, members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Committee's considerations and discussions do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the financial statements are presented in accordance with generally accepted accounting principles.

        Based upon the review discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Audit Committee Charter, the Committee agreed that Deloitte & Touche LLP be retained to audit the financial statements of the Company for the fiscal year ending December 31, 2005 and that the audited financial statements referred to above be submitted for approval by shareholders and included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 to be filed with the Securities and Exchange Commission.

        The membership of the Audit Committee was reorganized, as of April 21, 2004, to consist solely of independent directors. The Committee's membership is Douglas B. Roberts (Chairman), Wendy E. Lane and Scott C. Nuttall, of whom Mr. Douglas B. Roberts is our independent Audit Committee Financial Expert in view of his financial expertise.

Submitted by the Audit Committee of the Board of Directors

Douglas B. Roberts (Chairman), Wendy E. Lane and Scott C. Nuttall

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth cash and other compensation paid or accrued for services rendered in 2004, 2003 and 2002 to the Chairman and Chief Executive Officer and each of the other four most highly compensated Executive Officers of the Company.

Name	Year	Salary ($)(1)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)(2)
J.J. Plumeri Chairman and Chief Executive Officer	2004 2003 2002	1,000,000 1,000,000 1,000,000	1,700,000 3,500,000 2,800,000	— — —	— — —	100,000 — —	— — —	17,669 14,754 12,768
R.J.S. Bucknall Vice Chairman and Co-Chief Operating Officer	2004 2003 2002	641,445 572,215 525,945	490,247 874,672 786,962	— — —	— — —	75,193 137 157	— — —	164,769 142,482 94,144
T. Colraine Vice Chairman, Co-Chief Operating Officer and Group Chief Financial Officer	2004 2003 2002	458,175 408,725 375,675	458,175 817,450 751,390	— — —	— — —	75,193 98 197	— — —	117,064 101,773 67,246
G.J. Millwater Chairman and Chief Executive Officer, Willis Re.	2004 2003 2002	435,266 326,980 300,540	439,848 784,752 638,648	— — —	— — —	75,000 — 197	— — —	98,938 64,428 47,908
M. Vitale Chief Executive Officer, Willis North America	2004 2003 2002	500,000 500,000 500,000	400,000 800,000 600,000	— — —	— — —	75,000 — —	— — —	13,138 12,128 10,657

(1)
Messrs. Plumeri, Bucknall, Colraine and Vitale received no increase in salary in 2004, 2003 and 2002 and Mr. Millwater received no increase in 2003 and 2002. Messrs. Bucknall, Colraine and Millwater received their salaries and bonuses in pounds sterling and the above figures have been converted into dollars at the average exchange rates for 2004, 2003 and 2002 respectively. In 2003, Mr. Plumeri's employment contract was amended to include a deferred compensation credit of $800,000 for each year he continues to be with the Company, which is made to a non-qualified deferred compensation plan on his behalf, and which is not reflected in Mr. Plumeri's salary indicated above.

(2)
All other compensation for Messrs. Plumeri and Vitale comprise premiums for life assurance and pension contributions made by their employing company and for Messrs. Bucknall, Colraine and Millwater, pension contributions made by their employing company.

Chairman and Chief Executive Officer's Employment Agreement

        On October 15, 2000, the Company entered into a five-year employment agreement with Joseph J. Plumeri which was amended in 2003 to extend its term for three additional years to October 15, 2008 and to make certain other changes. Pursuant to this agreement Mr. Plumeri receives a base salary of $1,000,000, plus a guaranteed $1,000,000 annual bonus, an additional discretionary bonus and a deferred compensation credit of $800,000 for each year he continues to be with the Company which is made to a non-qualified referred compensation plan on his behalf. The agreement also contains certain non-compete covenants.

        The term of the agreement ends upon the earlier of October 15, 2008 or the giving by either party of 90 days' prior written notice. In general, upon Mr. Plumeri's termination of employment without cause or by Mr. Plumeri's resignation with good reason (which terms are defined in the agreement), including a resignation by Mr. Plumeri following a change of control (as defined in the agreement), he will receive payments and benefits based on certain formulae, which in no case will exceed an amount equal to the sum of three years' annual base salary, bonus and benefits due to him.

        Further, if any payment or benefit payable to Mr. Plumeri after a change in ownership or control would be considered to be an excess payment subject to a federal excise tax, then Mr. Plumeri will receive an additional payment to gross up the amount of the excise tax.

Other Named Executive Officers' Employment Agreements

        The other named Executive Officers, Richard J. S. Bucknall, Thomas Colraine, Grahame J. Millwater and Mario Vitale have employment agreements with a subsidiary of the Company. Each agreement provides for an annual salary which is subject to review and which for 2004 was $641,445 for Mr. Bucknall, $458,175 for Mr. Colraine, $435,266 for Mr. Millwater and $500,000 for Mr. Vitale. Messrs. Bucknall, Colraine, Millwater and Vitale participate in the Annual Incentive Plan which provides for a cash bonus dependent on predetermined quantitative targets of performance of the Company and individual qualitative performance objectives and criteria which support the Company's overall goals.

        Each agreement may be terminated generally by each executive officer upon giving between six and 12 months' notice. In the case of termination of the Executive Officers without cause each will receive payment and benefits which generally will not be less than an amount equal to 12 months' salary and benefits due to him. None of the agreements is subject to a change of control provision.

Share Option Grants in 2004

        The following table sets forth certain information concerning share options granted during 2004 to the five most highly compensated Executive Officers of the Company.

Name	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in Fiscal Year	Exercise Price $	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
						5%($)	10%($)
J.J. Plumeri	100,000		1.564	38.06	03.19.14	2,394,000	6,066,000
R.J.S. Bucknall	75,000 193	(1)	1.173 0.003	38.06 34.68	03.19.14 01.31.08	1,795,500 1,056	4,549,500 2,216
T. Colraine	75,000 193	(1)	1.173 0.003	38.06 34.68	03.19.14 01.31.08	1,795,500 1,056	4,549,500 2,216
G.J. Millwater	75,000		1.173	38.06	03.19.14	1,795,500	4,549,500
M. Vitale	75,000		1.173	38.06	03.19.14	1,795,500	4,549,500

(1)
The above options were granted under the Company's UK Sharesave Plan where the option exercise price was £19.53 being the sterling equivalent of the market value at the date of grant.

(2)
The dollar amounts are the result of calculations at the 5% and 10% growth rates set by the SEC; the rates are not intended to be a forecast of future stock price appreciation. A zero percent stock price growth rate will result in a zero gain for all optionees.

Aggregated Option Exercises in 2004 and Option Value at December 31, 2004

        The following table shows the share options exercised during 2004 by the five most highly compensated Executive Officers of the Company and the number and value of specified unexercised options at December 31, 2004. The value of unexercised in-the-money share options at December 31, 2004 shown below is presented pursuant to SEC rules and, with respect to the Company's shares, is based on the December 31, 2004 closing price on the New York Stock Exchange of $41.17 per share. The actual amount, if any, realized upon exercise of share options will depend upon the market price of the shares relative to the exercise price per share at the time the stock option is exercised. There is no assurance that the values of unexercised in-the-money share options reflected in this table will be realized.

			Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised in-the-Money Options at December 31, 2004 ($)
Name	Shares Acquired on Exercise(1)	Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
J.J. Plumeri	2,204,779	74,808,151	100,000	—	311,000	—
R.J.S. Bucknall	94,235	3,109,259	174,580	119,565	6,517,072	1,880,622
T. Colraine	393	7,781	400,000	75,488	14,932,000	238,754
G.J. Millwater	135,708	4,776,645	78,587	75,197	2,933,653	234,075
M. Vitale	—	—	100,000	125,000	3,733,000	2,099,750

(1)
The Executive Officers, other than T. Colraine, exercised their options on a cashless exercise basis through a facility, provided by an independent third party broker, which provided the funds for the settlement of the exercise option price and taxes payable due on exercise through the sale of a portion of the Shares acquired upon exercise. As a consequence, they received the following shares: J.J. Plumeri 1,294,699 shares (value realised—$48,680,682; R.J.S. Bucknall 50,361 shares (value realised—$1,836,610); and G.J. Millwater 72,515 shares (value realised—$2,833,886).

Retirement and other Benefit Plans

United States Retirement Program

        The Group maintains a United States Retirement Program, the Willis North America Inc. Pension Plan, a qualified defined benefit plan.

        The following table shows the estimated annual straight-life annuity benefit payable from the Plan at age 65 to employees hired prior to 2005 with the specified Maximum Average Salary (average salary over the five consecutive years out of the last 15 years that produces the highest average). Annual pay under the Plan is subject to a maximum ($180,000 for 2002, 2003 and 2004) that is subject to annual cost-of-living increases. The Maximum Average

Salary amounts shown in the table presume that actual eligible pay exceeds the annual limit at all times.

	Years of Service
Maximum Average Salary
	5	10	20	30	40
$180,000	$29,712	$59,424	$105,099	$137,026	$142,525
$190,000	$31,418	$62,835	$111,158	$144,969	$150,774
$200,000	$33,124	$66,247	$117,218	$152,913	$159,023
$250,000	$41,653	$83,305	$147,515	$192,630	$200,268
$300,000	$50,182	$100,363	$177,813	$232,348	$241,514
$400,000	$67,240	$134,480	$238,407	$311,783	$324,004
$500,000	$84,298	$168,596	$299,002	$391,218	$406,494

        The Plan also allows reduced benefits to be paid in a form that provides continued payments (100%, 75% or 50% of the participant's reduced benefit) to the spouse after the death of the participant. For example, if a participant with a spouse three years younger were to receive benefits in the form of a joint and survivor with 75% continuance to the spouse, the benefit payable to the participant would be about 13% less than those shown, with the spouse receiving 75% of the participant's benefit after the death of the participant, payable for the spouse's lifetime. The compensation of participants used to calculate the retirement benefit consists of regular salary disclosed in the "Salary" column of the Summary Compensation Table. Certain other types of pay are includible in pensionable earnings, such as production incentives and commissions (but not other bonus payments). However, neither Mr. Plumeri nor Mr. Vitale received any includible compensation other than regular pay for 2004. Moreover, the regular pay received by Messrs. Plumeri and Vitale exceeded the Plan's limit on includible compensation for 2004.

        As of year-end 2004, Mr. Plumeri and Mr. Vitale each had approximately four years of credited service. The accrued annual benefits, payable in a straight-life annuity beginning at age 65, are as follows: Mr. Plumeri: $24,440, and Mr. Vitale: $21,249. At retirement age of 65, the years of service and annual Maximum Average Salary (assuming periodic increases in the Plan's pay limit for cost of living) are: Mr. Plumeri, 8 years and $198,000 respectively; Mr. Vitale, 20 years and $322,000 respectively.

        Following Mr Plumeri's retirement at normal retirement age of 65, he will be eligible to receive a retirement benefit for the rest of his life equal to $52,452 per year, pursuant to the United States Willis Pension Plan. The equivalent figure for Mr. Vitale is $191,143.

United Kingdom Retirement Program

        The Group also maintains a United Kingdom retirement program consisting of the Willis Pension Scheme, an approved defined benefits plan, and an unfunded unapproved plan.

        The tables below show the estimated annual pension benefit payable under the Willis Pension Scheme to certain categories of executives in the United Kingdom, including Executive Officers of the Company with the specified Pensionable Salary (basic salary averaged over the 12 months leading up to retirement) and specified years of pensionable service upon retirement at the normal age of 60. The pension in payment increases by 3% each year.

        Messrs. Bucknall, Colraine and Millwater participate in the United Kingdom retirement program.

        In the case of Messrs. Bucknall and Colraine, on death two thirds of the pension is payable to a surviving spouse and the following table applies.

	Years of Pensionable Service
Pensionable Salary
	5	10	20	30	40
$660,000	$110,000	$220,000	$440,000	$440,000	$440,000
$670,000	$111,667	$223,333	$446,667	$446,667	$446,667
$680,000	$113,333	$226,667	$453,333	$453,333	$453,333
$690,000	$115,000	$230,000	$460,000	$460,000	$460,000
$700,000	$116,667	$233,333	$466,667	$466,667	$466,667
$710,000	$118,333	$236,667	$473,333	$473,333	$473,333
$720,000	$120,000	$240,000	$480,000	$480,000	$480,000

        In the case of Mr. Millwater, on death one half of the pension is payable to a surviving spouse and the following table applies.

	Years of Pensionable Service
Pensionable Salary
	5	10	20	30	40
$720,000	$72,000	$144,000	$288,000	$432,000	$480,000
$730,000	$73,000	$146,000	$292,000	$438,000	$486,667
$740,000	$74,000	$148,000	$296,000	$444,000	$493,333

        The compensation of participants used to calculate the retirement benefit consists of regular salary as disclosed in the "Salary" column of the Summary Compensation Table and excludes bonuses and other forms of compensation not regularly received. In the case of Mr. Millwater, a deduction, currently $7,947, is made from salary to determine his Pensionable Salary. At retirement the years of completed pensionable service and the Pensionable Salary (assuming the 2004 compensation increases by 2.5% on average each year to retirement date) are: Mr. Bucknall, 21 years and $720,000; Mr. Colraine, 30 years and $660,000; and Mr. Millwater, 35 years and $730,000.

        Following retirement at a normal retirement age of 60, Mr. Bucknall will be eligible to receive a retirement benefit for the rest of his life equal to $482,447 per year, pursuant to the United Kingdom Plan. The equivalent figure for Mr. Colraine is $441,124 per year, and for Mr. Millwater is $490,828 per year. Each figure assumes that the 2004 compensation increases by 2.5% on average each year to retirement date.

Annual Incentive Plan

        The Annual Incentive Plan provides a cash bonus to middle and senior management as well as the Directors and Executive Officers based on predetermined quantitative targets of performance of the Company, the business unit for which they are responsible and individual qualitative performance objectives and criteria which support the Company's overall goals.

Non-Employee Directors' Deferred Compensation Plan

        Under the Non-Employee Directors' Deferred Compensation Plan, non-employee Directors may elect to defer all or any portion of their fees to be earned in any given calendar year into (1) a cash account, in which the deferred fees earn interest at a rate equal to that which we do or could earn on an equal amount of money deposited with our principal lender, or (2) a stock account, which we credit with a number of shares of the Company's common stock ("Shares") equal to the amount of the fees deferred into the stock account divided by the 10-day average sales price of our Shares with respect to the date the Director defers his or her fees. A Director shall only receive a distribution of his or her cash account (in cash) and stock account (in Shares), upon the earlier to occur of (1) a change of control of the Company, (2) the first business day of the calendar year following the date the Director retires, resigns or otherwise separates from service as a Director and (3) the termination of the plan by the Board of Directors. As of March 1, 2005, there were 500,000 shares available for distribution into stock accounts under this plan, of which 28,070 Shares are credited in aggregate to Directors' stock accounts and 9,998 have been issued.

Amended and Restated 1998 Stock Option Plan and Amended and Restated Willis Award Plan

        The Amended and Restated 1998 Share Purchase and Option Plan for Key Employees and the Amended and Restated Willis Award Plan for Key Employees, each provides for the grant of time-based vesting options, performance-based vesting options and various other share-based grants to our employees to purchase Shares. The 1998 Plan and the Willis Award Plan are intended to promote the Company's long-term financial interests and growth by attracting and retaining management personnel with the training, experience and ability to enable them to make a substantial contribution to the success of our business; motivate management personnel by means of growth-related incentives to achieve long range goals; and further the alignment of interests of participants with those of shareholders of the Company through opportunities for increased share ownership in us.

        As of March 1, 2005, of the time- and performance-based options granted, 4,763,345 remained unforfeited under the 1998 Plan and 33,690 remained unforfeited under the Willis Award Plan. There are 5,000,000 shares available to be granted under the Willis Award Plan. Under the 1998 Plan, unless otherwise provided by our Board of Directors, time-based options generally become exercisable in five equal annual installments beginning on the second anniversary of the date of grant and performance-based options generally become exercisable in four equal annual installments, beginning on the third anniversary of grant, subject to performance targets. Effective from January 1, 2003, it was determined that these financial performance targets had been achieved. The exercisability of the options may accelerate or terminate based on the circumstances surrounding an optionee's termination of employment, and both time-based and performance-based options may (in the discretion of our Board of Directors), fully accelerate upon a change in control of the Company.

        Unless sooner terminated by our Board of Directors, the 1998 Plan and Willis Award Plan will expire 10 years after its adoption. That termination will not affect the validity of any grant outstanding on the date of the termination of either of the 1998 Plan or the Willis Award Plan.

        Our Board of Directors and its Compensation Committee administer the 1998 Plan and Willis Award Plan. Our Board of Directors may from time to time amend the terms of any grant, but, except for adjustments made upon a change in our Shares by reason of a stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization, reorganization, consolidation, change of control or similar event, that action may not adversely affect the rights of any participant under the 1998 Plan or Willis Award Plan, as applicable, with respect to the options without at least a majority of the participants approving such action. Our Board of Directors retains the right to amend, suspend or terminate the

1998 Plan and Willis Award Plan at any time. No further grants are to be made under the 1998 Plan.

2001 Share Purchase and Option Plan

        The 2001 Share Purchase and Option Plan (the "2001 Plan") provides for the grant of options, to purchase our Shares and restricted Shares and other Share-based grants to any of the Company's employees (including members of our Board of Directors who are employees). Members of our Board of Directors who are not employees of the Company may not currently receive awards under the 2001 Plan. Approval is being sought from shareholders at the Annual General Meeting to be held on April 29, 2005 to enable the participation of non-employee Directors (see page 33). Approximately 4,400 employees currently participate in the 2001 Plan, including Mr. Plumeri and twelve Executive Officers. The 2001 Plan is intended to accomplish the same purposes as the 1998 Plan explained above.

        Limits on Awards.    As of March 1, 2005, options on 10,449,839 Shares and 349,732 restricted Shares remained outstanding (whether vested or unvested). There are currently 15,000,000 shares available to be granted under the 2001 Plan. Approval is being sought at the Annual General Meeting of Shareholders to be held on April 29, 2005 to increase the number shares available to be granted under the 2001 Plan to 25,000,000 (see page 33). In connection with certain of our option grants, employees have agreed and may in the future agree to restrict the transferability of the Shares that they own, as of the date the option is granted, for a period of six years from the date of the original option grant, which options may be forfeited without payment in the event the employees breach the transfer restrictions imposed on their Shares.

        Stock options generally become exercisable on the first, fifth, sixth or eighth anniversary of grant. Certain option grants may accelerate depending on the achievement of certain performance goals and option grants may terminate based on the circumstances surrounding an optionee's termination of employment. The vesting and exercisability of options and other share-based awards may also be accelerated, at the discretion of our Board of Directors, upon a change in control of the Company.

        Stock Options.    Stock options granted under the 2001 Plan may be either incentive stock options or non-qualified stock options. Any incentive stock options shall have an exercise price at least equal to the fair market value of the shares subject to the option on the date of the grant. No stock option may have a term that is longer than 10 years after the date the option is granted. Stock options granted under the plan may have vesting periods, expiration dates, or other restrictions, as the compensation committee of our Board of Directors (the "Compensation Committee") in its sole discretion will determine.

        Restricted Shares.    The Compensation Committee may grant to plan participants Shares subject to certain restrictions. Subject to certain limitations, restricted Shares shall not have a restriction period of less than 6 months.

        Purchase Shares and Other Share-Based Grants.    The Compensation Committee may grant to plan participants the opportunity to purchase Shares. The Compensation Committee also may grant to plan participants awards that are denominated in units, payable in Shares, including awards valued other than with respect to the fair market value of the Shares.

        Termination.    Unless sooner terminated by our Board of Directors, the 2001 Plan will expire 10 years after its adoption. Any termination or expiration will not affect the validity of any grant outstanding on the date of the plan's termination or expiration.

        Administration.    Our Board of Directors and the Compensation Committee administer the 2001 Plan, including, without limitation, the determination of the employees to whom grants will be made, the number of Shares subject to each grant and the various terms of those grants (including, without limitation, the acceleration of the vesting of any award). The Compensation Committee may from time to time amend the terms of any grant so long as such amendment is consistent with the terms of the plan, and our Board of Directors retains the right to amend, suspend or terminate the 2001 Plan at any time.

        Effects of Certain Corporate Events.    Upon the occurrence of a merger, amalgamation under Bermuda law, consolidation or other corporate event the Compensation Committee may elect to cancel all outstanding awards granted under the 2001 Plan or cause them to remain outstanding and be adjusted to reflect the effect of any such event on the Shares. In the event that the Compensation Committee elects to cancel the outstanding awards, all holders of stock options will have the opportunity to exercise their options in full for a specified period of time prior to the cancellation of their options.

Bonus and Stock Plan

        The Bonus and Stock Plan is a sub-plan of the 2001 Plan and provides for awards of restricted stock units (the "Award") which is, except for UK employees, simply a promise by the Company to deliver, on the third anniversary of the grant of an Award, Shares equal to the Award. For all UK employees, the Award takes the form of a Zero Cost Option. The Award is determined in accordance with a formula based on the eligible bonus and the quoted market price of the Share at the date of the Award. Further, the Company matches the Award with an additional award of restricted stock units, equal to 25% of the Award. As of March 1, 2005, restricted stock unit awards over 331,993 Shares had been awarded and remain unforfeited, 96,368 of which are in the form of zero cost options.

Sharesave Plans

        We established in 2001 a "save as you earn" plan, which we refer to as our Sharesave Plan, which has been approved by the Inland Revenue of the United Kingdom, under which all employees of the Company who have completed a minimum service requirement not exceeding five years and are subject to certain taxes in the United Kingdom are granted options to purchase Shares. The Sharesave Plan is a sub-plan of the 2001 Plan. Options may be granted with a sterling option price that is not less than 80% of the market value of the Shares on the date of grant and, where the Shares are to be subscribed, the nominal value if greater. The options may vest in three, five or seven years' time, with each participant being able to pay for his or her options by entering into a savings contract with a savings provider under which he or she agrees to save a regular monthly amount, not to exceed £250 per month. The current maximum monthly saving amount per grant is £100. Options have been granted in each year from 2001 to 2004 with vesting three years after grant. At the end of the savings period, the participants receive their savings back plus a tax-free bonus, which may be used, at the participant's discretion, to exercise the option. Options not exercised within six months from the end of the contract will lapse. In addition, in the event of a change of control of the Company, options may be exercised within six months of the change of control.

        The Board of Directors may determine the maximum number of Shares available for any option grant. Options may be adjusted, subject to the prior approval of the UK Inland Revenue, to reflect variations in the share capital of the Company, including the capitalization, rights issue and subdivision, consolidation or reduction in the capital of the Company. Also, the Board of Directors may at any time amend the Sharesave Plan, which amendments must be approved by the UK Inland Revenue prior to taking effect in order to ensure that the Sharesave Plan retains its tax-qualified status. However, the Board of Directors may not make any amendments that would adversely affect the rights of participants without obtaining appropriate consents. No options may be granted under the Sharesave Plan after the tenth anniversary of the adoption of the Sharesave Plan.

        In 2002, we established our International Sharesave Plan, known as TWISP, for employees of our subsidiaries who are resident under relevant tax laws in 24 countries and our Irish Sharesave Plan for our employees in the Republic of Ireland. Both plans operate on a similar basis to the Sharesave Plan described above and are sub-plans of the 2001 Plan. Options have been granted in each year from 2001 to 2004 with vesting in three years from grant and a maximum monthly saving amount of £100 or local currency equivalent.

        As of March 1, 2005, 812,249 Shares remained unforfeited under all the Sharesave Plans.

Employee Stock Purchase Plan

        Under the Employee Stock Purchase Plan ("ESPP"), employees of certain of our subsidiaries, currently US and Canadian subsidiaries, have the opportunity to purchase up to a specified amount of Shares through payroll deductions over certain specified periods of time. Participants in the ESPP are offered the opportunity to elect to have up to a certain amount of their salaries deducted from their paychecks over a period of six months, and to use that money to purchase Shares. In no event may a participant purchase more than $25,000 worth of Shares in any given calendar year. The purchase price for the Shares will be the lesser of the closing price of a Share on the first day or the last day of an offering period under the ESPP. The ESPP qualifies as an employee stock purchase plan under section 423 of the Internal Revenue Code, which provides the participants in the ESPP with certain tax benefits upon their subsequent sale or other disposition of the Shares that they will purchase under the terms of the ESPP. As of March 1, 2005, 312,012 Shares have been issued under this plan.

Employee Stock Purchase Agreements

        Shares purchased by employees and former employees, the options granted to employees and Shares an employee may receive upon exercise of an option (all as granted under the 1998 Plan), generally are subject to transfer restrictions until the sixth anniversary of the date the employees originally purchased their Shares. One exception to this transfer restriction allows an employee to sell Shares under an effective registration statement at the time Profit Sharing (Overseas), an indirect wholly-owned subsidiary of KKR, sells its Shares pursuant to such registration statement, in the same proportion as Profit Sharing (Overseas) sells its Shares. In lieu of the exercise of the registration rights, the restrictions have been lifted by the Board, in relation to the four registration statements under which Profit Sharing (Overseas) sold its Shares, over approximately 87% of the Shares purchased and approximately 87% of the unforfeited options vested as of February 20, 2004. Shares and options are also subject to certain risks of forfeiture, in whole or in part, prior to the sixth anniversary of the date the employees originally purchased their shares, including, without limitation, our right to repurchase the Shares and to terminate exercisable options at a stated repurchase or termination price, which price ranges from the fair market value of the Shares to the Market Price per Share (as defined in the 1998 Plan) (for Shares purchased and options granted prior to January 20, 2001), depending upon the circumstances of an employee's termination of employment. In the event Profit Sharing (Overseas) sells all or a portion of its Shares to an unaffiliated third party, the Shares purchased by the employees are also subject to Profit Sharing (Overseas)'s right to cause the employees to sell all or a portion of their Shares, and the employees have a right to cause Profit Sharing (Overseas) to permit employees and former employees to sell a portion of their Shares.

Employee Stock Ownership Plans and Trust

        Our UK subsidiary, Willis Group Limited, maintains Employee Share Ownership Plans, which as of March 1, 2005, held 23,655 Shares on behalf of Willis Group Directors, Officers and other employees. These Shares were acquired by the Plans at the time of the 1998 acquisition of Willis Group Limited by Profit Sharing (Overseas) in return for the employees forfeiting cash awards held by the Plans for their benefit. As part of the forfeiture arrangements, certain employees were granted, under our Zero Cost Share Option Scheme, options over shares (now Shares), the value of which equaled on grant the cash amount of forfeited cash awards. The Plans are obliged to deliver the Shares held when the zero cost option is exercised upon payment of £1 and relevant taxes. No option may be exercised more than 10 years from the date of grant and no further options will be granted under the Zero Cost Share Option Scheme.

        Those employees who forfeited cash awards but did not receive a zero cost option grant have their Shares vested under the Plans at the same time they would have received the cash awards.

        The options and Shares subject to the options, as well as the other Shares held in those Plans, will be subject, among other things, to our right to repurchase them at varying purchase prices upon certain terminations of employment, pursuant to the employee stock purchase agreements above. However, in the event that the Shares subject to the options are, as also described above, required by Profit Sharing (Overseas) to be sold to a third party, the participants will be entitled to receive a cash payment in respect of his or her Shares if the participant would have received cash under his or her forfeited award in that circumstance.

        In addition, options may be adjusted to reflect variations in the share capital of the Company including the capitalization, rights issue and subdivision, consolidation or reduction in the capital of the Company. The Board of Directors may amend the provisions of the Zero Cost Share Option Scheme at any time; however, the Board of Directors may not make any amendments that would disadvantage the participants without obtaining prior approval of the amendments from a majority of the participants.

        In connection with the employee stock purchase agreements described above, a trust was established at the time of the 1998 acquisition of Willis Group Limited by Profit Sharing (Overseas), which through its trustees, is a party to the Management and Employee Shareholders' and Subscription Agreement, which governs the Shares purchased by our employees. Under this agreement, the trust can be required to purchase Shares and options owned by these employees whose employment with us is terminated. Also, the trust has the power to repurchase the Shares and options owned by such former employees and the power to sell Shares at fair market value to current employees which is undertaken in connection with certain option grants under the 2001 Plan. As of March 1, 2005, the trust had an interest in 681,272 Shares which can be purchased by employees or used to satisfy options grants made by us.

Others

        We also maintain a deferred compensation plan for certain employees that allows employees to defer a portion of their annual compensation and Willis North America has a 401(K) plan covering all eligible employees of Willis North America and its subsidiaries. Shares are available as an investment option to participants in Willis North America's 401(K) plan.

Information concerning Equity Compensation Plans

Plan Category	Number of Shares to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of Shares remaining available for future issue
Equity compensation plans approved by security holders	10,863,946	$33.52	2,736,000
Equity compensation plans not approved by security holders	6,229,367	$4.01	6,828,006

Total	17,093,313	$21.61	9,564,006

COMPENSATION COMMITTEE REPORT

        This report is submitted to the shareholders of Willis Group Holdings Limited ("Willis Group") by the Compensation Committee (the "Committee") of the Board of Directors. The Committee consists solely of non-executive Directors who are independent, as determined by the Board in accordance with Willis Group's guidelines and New York Stock Exchange listing standards. The Committee met five times in 2004.

Compensation Committee Governance

        The primary functions of the Compensation Committee are to (a) establish the Company's general compensation philosophy, and oversee the development and implementation of compensation programs; (b) review and approve annually corporate performance goals and objectives relevant to the compensation of the Chairman and Chief Executive Officer and evaluate his performance in light of those goals and objectives; (c) review and approve compensation programs applicable to the senior management of the Company; and (d) make recommendations to the Board on the Company's existing and proposed incentive compensation plans and equity-based plans and oversee the administration of these plans. The Committee operates pursuant to a Charter, which was revised and adopted in February 2004 and which can be found on the Company's website.

        The membership of the Compensation Committee was reorganized as of April 21, 2004 to consist solely of independent directors. The Committee's membership is Perry Golkin (Chairman), Gordon M. Bethune, Joseph A. Califano Jr. and Paul M. Hazen.

        In accordance with best practices of executive compensation governance, the Committee has appointed an executive compensation consulting firm to be its independent advisor.

Compensation Philosophy, Policies and Plans for Executive Officers

        As one of the leading insurance brokers in the world, the Company's need to attract and retain highly qualified and talented professionals is paramount. The marketplace in which the Company competes is highly competitive and covers all the financial services areas, not just the insurance sector. Further, our compensation policies, while designed to secure the services of highly capable professionals, must also support our vision of creating a great company, working together as a team to deliver value and growth.

        The Committee in 2004 utilised an independent compensation consulting firm to provide data on US and UK executive compensation trends; to perform a peer group analysis of companies with whom the Company competes for executive talent as well as performing a competitive compensation analysis of the compensation and equity compensation for the Chairman and Chief Executive and the Company's Executive Officers using leading surveys of the Financial Services Industry. This data is used by the Committee in reviewing the Company's compensation philosophy and executive compensation including that of the Chairman and Chief Executive.

        There are three elements to our senior executive compensation:

  •
  Fixed annual cash compensation through salaries.

  •
  Variable annual cash compensation through our Annual Incentive Plan.

  •
  Long term equity compensation.

Salaries

        Base salaries are intended to reflect Executive Officers' roles and responsibilities and are set at a level designed to be competitive in the relevant markets in which our senior executives operate. The salary levels are generally positioned at and around the median level and adjustments are made to reflect changes in responsibilities or where market conditions warrant it.

Annual Incentive Plan

        Annual Incentive Plan awards are designed to provide our employees, including those at the senior level, the opportunity to receive additional cash awards based on predetermined quantitative performance of the Company and the business units for which they are responsible, as well as their individual performance and contributions that support the Company's overall goals.

        Performance targets set at Company and business unit level relate to Earnings Before Interest and Taxes and Revenue, as well as to other specific quantifiable areas. Annual Incentive Plan payments are made in March following the year of performance. Those of the Chairman and Chief Executive Officer and other Executive Officers are reviewed and approved by the Committee.

Long Term Equity Compensation

        Owning an equity interest in the Company is a fundamental part of our compensation philosophy. The Chairman and Chief Executive Officer and all the other Executive Officers have ownership in the Company's shares. Collectively, our Executive Officers have ownership and an equity interest in 7,563,298 shares, which is 4.6% of our shares of common stock outstanding as of March 1, 2005.

        The Committee has strongly recommended to the Chairman and Chief Executive Officer and the other Executive Officers that they consider disposing of 25% of the value of their stock holdings in each year to avoid having their personal finances unduly concentrated in the Company.

        During 2004, options grants were made under the 2001 Plan to a number of employees including 12 of the current Executive Officers. The number of options granted was determined following a review of each participant's performance and potential for future contribution to the Company's long-term success. All share option grants made under this Plan have been made in the form of non-qualified 10 year stock options at exercise prices equal to the fair market value of the Company's common stock at the date of grant that vest over time. For UK-based executives, a condition of the option grant is that the optionee agrees to pay any social security taxes otherwise paid by the Company upon the exercise of the option.

Basis for Chairman and Chief Executive Officer's Compensation

        Mr. Plumeri receives a base salary of $1,000,000, plus a guaranteed $1,000,000 annual bonus, and a deferred compensation credit of $800,000 for each year he continues to be with the Company which is made into a non-qualified deferred compensation plan on his behalf. Mr. Plumeri has waived his entitlement to his guaranteed bonus for 2004 and each of the preceeding years he has been with the Company.

        Mr. Plumeri participates in our Annual Incentive Plan on the same basis as other key employees. His discretionary bonus award is determined by the Committee taking into account our financial performance in relation to pre-set targets as well as other qualitative and quantitative factors deemed relevant by the Committee. For 2004 the Committee awarded Mr. Plumeri a discretionary bonus of $1,700,000, compared with $3,500,000 for 2003. The factors the Committee took into account included Mr. Plumeri's waiver of his guaranteed annual bonus referred to above, his outstanding overall leadership in a rapidly changing global business and regulatory environment, the growth in the Company's revenues and net income compared with its results for 2003, its targets for 2004 and the performance of its principal competitors, and the 21% increase in the Company's stock price during 2004. See Summary Compensation Table.

        In 2004, we also granted Mr. Plumeri a stock option to purchase 100,000 shares of our common stock at $38.06, our fair market value on the date of grant.

Policy on Tax Deductibility

        The Committee considers the anticipated tax treatment to the Company and to the Executive Officers in its review and establishment of compensation programs and payments. The deductibility of compensation payments can depend upon numerous factors, including the nature of the payment and the time when income is recognized under various awards. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the control of the Committee also can affect deductibility of compensation. Our general policy is to preserve the tax deductibility of compensation paid to its Executive Officers, including annual incentives and shares of incentive stock under the terms of the Company's 2001 Share Purchase and Option Plan. For 2005, we have requested for shareholder approval of the Willis Group Senior Management Incentive Plan which is intended to function as a substitute for the Annual Incentive Plan for those individuals we select to participate in it. It is anticipated that all incentive compensation payments made under the new Plan will be deductible.

        The Committee will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with its compensation policies and as determined to be in the best interests of the Company and it shareholders.

Submitted by the Compensation Committee of the Board of Directors
Perry Golkin (Chairman), Gordon M. Bethune, Joseph A. Califano Jr. and Paul M. Hazen.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 2004, William W. Bradley, Joseph A. Califano Jr., Todd A. Fisher, Perry Golkin, Paul M. Hazen and Scott C. Nuttall served on the Compensation Committee. Messrs. Golkin and Fisher are also members of KKR 1996 Overseas, Limited, the general partner of KKR Associates II 1996, Limited Partnership, which is the general partner of KKR 1996 Fund (Overseas), Limited Partnership which is the general partner of Profit Sharing (Overseas), Limited Partnership, which owns approximately 5.4% of our issued and outstanding Shares. Mr. Nuttall is an executive of KKR. See "Transactions with Management and Others" below.

COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

        The following graph demonstrates a five year comparison of cumulative total returns for the Company, the S&P 500 and a peer group comprised of the Company, Aon Corporation, Arthur J. Gallagher & Co., Brown & Brown Inc., Hilb, Rogal and Hamilton Co., and Marsh & McLennan Companies, Inc. The comparison charts the performance of $100 invested in the Company, the S&P 500 and the peer group on June 11, 2001, assuming full dividend reinvestment.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

        From time to time, in the ordinary course of business and on commercial terms, the Company may provide services to companies in which various Executive Officers and Directors of the Company have direct or indirect interests.

        KKR, with which Messrs. Perry Golkin and Scott C. Nuttall are affiliated, and Fisher Capital Corp. L.L.C., with which Mr. James R. Fisher is affiliated, rendered management, consulting and certain other services to the Company for annual fees of $1,000,000 and $350,000, respectively, payable quarterly in arrears. These arrangements were terminated as of December 31, 2003. Payments of $250,000 and $87,500 were paid in 2004 to KKR and Fisher Capital Corp. L.L.C., respectively, in respect of the fourth quarter in 2003. Messrs. Golkin and Nuttall disclaim any beneficial interest in these fees.

        In connection with the share option agreement entered into in January 1999 between the Company and Fisher Capital Corp. L.L.C., options over 174,462 shares were exercised during 2004, leaving 56,697 options remaining as of the year end. Mr. Fisher disclaims any beneficial interest in these options.

        Concurrently with the secondary public offering by certain of its shareholders of 20 million Shares in February 2004, the Company purchased 3,974,154 of its Shares from

Profit Sharing (Overseas), Limited Partnership, an affiliate of KKR, and 25,846 of its Shares from Fisher Capital Corp. L.L.C. at a price of $37.026 per Share, the net public offering price in the secondary offering, in a private non-underwritten transaction.

        The Company has given Joseph J. Plumeri, Chairman and Chief Executive Officer, a guarantee in respect of Willis North America Inc.'s performance obligations under its employment agreement with Mr. Plumeri.

SECTION 16 BENEFICIAL OWNERSHIP COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the Securities and Exchange Commission and the New York Stock Exchange. Officers, Directors and greater-than-ten-percent holders are required by SEC regulation to furnish the Company with copies of all such forms which they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no reports were required, all of its Directors and Executive Officers made all required filings on time during 2004.

SOLICITATION OF PROXIES

        The Board of Directors hereby solicits proxies for use at the 2005 Annual General Meeting and at any adjournment thereof. Shareholders who execute a proxy may still attend the meeting and vote in person. A proxy may be revoked at any time before it is voted by giving to the Secretary of the Company, care of the office of its subsidiary, Willis Group Limited, Ten Trinity Square, London EC3P 3AX, written notice bearing a later date than the proxy, by submission of a later dated proxy or by voting in person at the meeting. Executors, administrators, trustees, guardians, attorneys and other representatives should indicate the capacity in which they are signing and corporations should sign by an authorized officer whose title should be indicated. Mere attendance at the meeting will not revoke a proxy which was previously submitted to the Company.

        The cost of this proxy solicitation is borne directly by the Company. Georgeson Shareholder Communications Inc. has been retained to assist in the proxy solicitation at a fee of approximately $8,500 plus expenses. In addition to solicitation of proxies by mail, proxies may be solicited personally, by telephone, by e-mail and by facsimile by the Company's Directors, Officers and other employees. Such persons will receive no additional compensation for such services. The Company will also request brokers and other nominees to forward soliciting material to the beneficial owners of shares which are held of record by them, and will pay the necessary expenses.

        Where a shareholder wants to nominate a person for election to the Board at the Company's annual general meeting, the shareholder must provide advance notice to the Company. Notice of shareholder nominations for election at the 2006 Annual General Meeting must be received by the Company Secretary, Willis Group Holdings Limited, care of the office of its subsidiary, Willis Group Limited, Ten Trinity Square, London EC3P 3AX, no earlier than October 13, 2005 and no later than November 12, 2005. The notice must disclose in respect of the proposed nominee, name, age, business and residence address, principal occupation, number of the Company's shares beneficially owned and such other information as is required to be disclosed for the election of Directors pursuant to section 14 of the

United States Exchange Act of 1934, as amended, together with a notice executed by the proposed nominee confirming his or her willingness to serve as a Director if so elected. The shareholder making the nomination will be expected to provide his or her name, address and number of shares of the Company beneficially owned.

        A copy of the bye-law provisions can be obtained from the Company Secretary on request or can be accessed on the Company's website. A shareholder may also propose an individual to the Corporate Governance and Nominating Committee for its consideration as a nominee for election to the Board by writing to the Group General Counsel, Willis Group Holdings Limited, 7 Hanover Square, New York, New York 10004-2594. The Corporate Governance and Nominating Committee will consider the shareholder's nominee proposal in accordance with the selection process and specific qualification standards as set out in the Company's Corporate Governance Guidelines.

ETHICAL CODE

        The Company has adopted an Ethical Code applicable to all our employees, including our Chairman and Chief Executive Officer, the Group Chief Financial Officer, the Group Financial Controller and all those involved in the Company's accounting functions. The Ethical Code is posted in the Corporate Governance Section on the Company's website. A copy is also available free of charge on request from the Company Secretary, Willis Group Holdings Limited, c/o Willis Group Limited, Ten Trinity Square, London EC3P 3AX.

SHAREHOLDER AND OTHER PROPOSALS

        Shareholders who wish to present a proposal and have it considered for inclusion in the Company's proxy materials for the 2006 Annual General Meeting of the Company's shareholders must submit such proposal in writing to the Secretary of the Company on or before November 12, 2005.

        Shareholders who wish to present a proposal at the 2006 Annual General Meeting, other than in relation to the nomination of Directors, that has not been included in the Company's proxy materials must submit such proposal in writing to the Secretary of the Company. Any such notice received by the Secretary on or after January 26, 2005 shall be considered untimely for the presentation of proposals by shareholders.

        In addition, the Company's bye-laws and the Bermuda Companies Act contain further requirements relating to the timing and content of the notice which shareholders must provide to the Company for any nomination or matter to be properly presented at a shareholders' meeting.

By order of the Board of Directors,

Michael P. Chitty

Secretary

ITEM 3

AMENDMENT TO THE 2001 SHARE PURCHASE AND OPTION PLAN

        At the annual general meeting, shareholders are being asked to approve two amendments to the Company's 2001 Share Purchase and Option Plan (the "2001 Plan"):

1.
to increase the number of shares available under the 2001 Plan to 25,000,000 from 15,000,000; and

2.
to include non-employee Directors in the 2001 Plan.

        The Compensation Committee has recommended the changes to the 2001 Plan to the Board which has adopted and approved them subject to shareholders' approval.

        A description of the 2001 Plan can be found under the heading "Executive Compensation—2001 Share Purchase and Option Plan". A copy of the 2001 Plan, as amended and restated to include the amendments proposed in this Item 3, is attached as Appendix A.

1.
Increase in the number of shares available under the 2001 Plan

        The Company operates in a highly competitive market environment and needs to attract and retain personnel with the knowledge, skill and competencies to help promote its growth and long term financial interests. The use of share-based incentives is a key tool for this purpose.

        The Company, therefore, will benefit from the proposed increase in the number of the Company's shares in that it will allow the Company to continue to grant share-based incentive compensation to current and newly hired employees.

        As of the date of this Proxy Statement, none of the Shares that are proposed to be added to the number of Shares available for grant under the 2001 Plan have been granted (or subject to awards that have been granted). The allocation of awards in 2005 to any one individual or group of individuals under the 2001 Plan is not currently determinable because this allocation is based upon future decisions by the Company's Compensation Committee in its sole discretion to make awards, subject to the applicable provisions of the 2001 Plan.

        Therefore, of the remaining Shares authorized or proposed to be authorized, the amounts that will be received by or allocated to participants under the 2001 Plan are not presently determinable. However, the expectation is that in 2005 the number of shares currently available under the 2001 Plan will be used in full. As at March 1, 2005 2,783,810 shares were available under the 2001 Plan for grants.

        Please see the information above under the heading "Executive Compensation—Share Option Grants in 2004" to learn more about the options granted to named executives during the last fiscal year under the 2001 Plan.

Your Board recommends you vote "FOR" this proposal.

2.
Inclusion of non-employee Directors in the 2001 Plan

        It is the Company's policy for non-employee Directors joining the Board to be granted options to purchase 30,000 of the Company's shares, at an exercise price equal to the closing price of the Company's shares as quoted on the New York Stock Exchange on the date of grant, which vest in five equal installments from the first anniversary of grant and are exercisable until the tenth anniversary of grant. To-date, the grant of these options has been made in accordance with the Board's general authority as granted to it by shareholders under the Company's bye-laws. To be consistent with the requirements of the New York Stock Exchange regarding share awards, the Board considers it is now more appropriate to deal with share option grants to non-employee Directors through a plan approved by the Company's shareholders such as the 2001 Plan.

        Therefore, the proposed amendment to the definition of "Director" in the 2001 Plan will enable the Company, and the Company intends, to make grants of options in the future to non-employee Directors under the same plan used for other Directors and Executive Officers of the Company rather than under the Board's general authority.

Your Board recommends you vote "FOR" this proposal.

ITEM 4

ADOPTION OF WILLIS GROUP SENIOR MANAGEMENT INCENTIVE PLAN

        Upon the recommendation of the Compensation Committee, the Board of Directors has approved the adoption of the Willis Group Senior Management Incentive Plan (the "Incentive Plan"), subject to approval by our shareholders at the annual general meeting.

        As our Executive Officers are eligible to participate in the Incentive Plan, they have a significant interest in this matter.

Overview

        The Incentive Plan is being submitted to shareholders for their approval. Under the Incentive Plan, if approved, payments of bonuses will constitute "qualified performance-based compensation" under the provisions of section 162(m) of the Internal Revenue Code (the "Code"), which limits the US tax deductibility of compensation in excess of $1 million paid by a publicly traded corporation to certain "covered employees", unless the compensation is qualified.

        Under Treasury Regulations promulgated pursuant to section 162(m) of the Code, certain conditions must be satisfied in order for compensation to qualify as performance-based, including:

  (i)
  the compensation must be payable on account of the attainment of one or more pre-established, performance goals;

  (ii)
  the amount of compensation; and

  (iii)
  the material terms of the compensation and the performance goals must be disclosed to and approved by shareholders before payment. In an effort to qualify the compensation paid to covered employees as "performance-based compensation" under section 162(m) of the Code and therefore deductible for US tax purposes, the Board of Directors adopted the Incentive Plan subject to shareholder approval at an Annual General Meeting. Notwithstanding the adoption of the Incentive Plan and its submission to shareholders, we reserve the right to pay employees, including participants in the Incentive Plan, other amounts which may or may not be deductible under section 162(m) or other provisions of the Code.

        The following summary of the material terms of the Incentive Plan is qualified in its entirety by reference to the complete text of the Incentive Plan, which is attached hereto as Appendix B.

Administration

        The Incentive Plan generally will be administered by a committee of the Board of Directors made up of at least two Directors, each of whom is an "outside director" within the meaning of section 162(m) of the Code (the "Committee"). Unless otherwise determined by the Board of Directors, the Compensation Committee will constitute the Committee. The Board of Directors may, at any time, terminate or amend the Incentive Plan. The Board of Directors may (but it is not required to) seek shareholder approval of amendments to the Incentive Plan.

Eligibility And Participation

        The Executive Officers of the Company and members of its Partners Group are eligible to participate in the Incentive Plan. Individuals will be selected to participate in the Incentive Plan for a one fiscal year cycle or portion of a fiscal year cycle, (each a "Performance Period"), as determined by the Committee. Participants who are selected to participate in the Incentive Plan will be paid a bonus (as defined below) based upon the achievement of performance objectives set by the Committee.

        In connection with the commencement of each subsequent Performance Period, the Committee will select individuals to participate in the Incentive Plan. In its discretion, the Committee may add participants to, or remove participants from, the Incentive Plan at any time during a Performance Period or otherwise, (except that no participant may be added after the 90th day after the beginning of a Performance Period or otherwise unless consistent with the requirements of section 162(m) of the Code).

Bonus Awards

        Each participant in the Incentive Plan may be paid a bonus determined in the discretion of the Committee in such amount, if any, the Committee deems appropriate upto the limit established in the Incentive Plan (a participant's "Bonus").

        Bonuses will be payable, as determined by the Committee, in cash and/or equity-based awards of equivalent value. To the extent that equity-based awards are granted in lieu of cash they will be granted under the 2001 Plan. The cash equivalent value of such awards shall be determined by the Committee, provided that in determining the number of restricted or deferred stock units, payable in cash or shares of our common stock, restricted shares of our common stock or unrestricted shares of our common stock that is equivalent to a dollar amount, that dollar amount shall be divided by the closing price of our common stock on the date of grant by the Committee (with fractional shares being rounded to the nearest whole share). Any equity-based award will be subject to such terms and conditions (including vesting requirements) as the Committee may determine.

        Unless the Committee indicates otherwise, if a participant's employment with Willis Group terminates for any reason before the end of a Performance Period or before the date that Bonus is paid, the Committee will have the discretion to determine whether such participant's Bonus will be forfeited or reduced on a pro-rata basis to reflect the position of such fiscal year the participant was employed by us or to make other arrangements as the Committee deems appropriate.

        The Code requires that the Incentive Plan contains a limit on the amount any one participant may receive in order for bonuses to be tax deductible to the Company. The Incentive Plan sets a limit of 5% of the Company's earnings for any Performance Period for this purpose. The Company's Earnings means the Company's operating income before taxes and extraordinary loss as reported in its audited consolidated financial statement for the relevant fiscal year, prepared in US GAAP, adjusted to eliminate with respect to such fiscal years: (i) losses related to the impairment of goodwill and other intangible assets; (ii) restructuring expenses; (iii) gains or losses on disposal of assets or segments of the previously separate companies of a business combination within two years of the date of such combination; (iv) gains or losses that are the direct result of a major casualty or natural disaster; (v) losses resulting from any newly-enacted law, regulation or judicial order; (vi) the cumulative effect of accounting changes; (vii) any extraordinary gains or losses; and

(viii) accounting expenses associated with the grant of employee share options. Because this limit has been established solely to comply with the requirements of the Code, and the Committee intends to exercise its discretion and award bonuses under the Incentive Plan at substantially the same level as Annual Incentive Plan bonus awards, it is unlikely that Bonus awards would ever approach this limit either individually or in the aggregate.

        Following the completion of each Performance Period and prior to any Bonus payment, the Committee will certify in writing the Earnings for such Performance Period.

New Plan Benefits

        The amount of each participant's Bonus for the current Performance Period, which runs from January 1, 2005 through December 31, 2005, will be based on such factors as the Committee determines in its sole discretion subject to the limits referred to above. As a result, we cannot determine the amount that would be payable under the Incentive Plan to any participant for such Performance Period.

        If the Incentive Plan had been in effect in 2004, the Committee believes it would have exercised its discretion to reduce each participant's Bonus and that the Bonus that would have been paid would have been essentially the same as Annual Incentive Plan bonuses actually earned in 2004, which, for the Chairman and Chief Executive Officers and the other four most highly paid Executives Officers of the Company are shown in the section headed "Executive Compensation".

Your Board recommend you vote "FOR" this proposal.

ITEM 5

AMENDMENT TO THE COMPANY'S BYE-LAWS

        At the annual general meeting, shareholders are being asked to approve two amendments to the Company's Bye-laws. The Board has adopted and approved these amendments subject to shareholders' approval.

1.
Bye-law 133(ii)

        The accelerated reporting requirements of the Securities and Exchange Commission ("SEC") shorten the filing period of the Company's Annual Report on form 10-K from 75 days after the end of the relevant fiscal year to 60 days. This means that the Company's Form 10-K for the year ended December 31, 2005 will need to be filed with the SEC no later than March 1, 2006, and similarly for future years.

        The Company's policy is that shareholders entitled to receive notice of and vote at the annual shareholders meeting should be sent the Proxy Statement and other related documentation at about the same time such documentation is filed with the SEC and it becomes publicly available. This ensures that shareholders are in possession of the same information relating to the Company as the market as a whole at the earliest opportunity.

        The current maximum record date period of 60 days would not enable the Company to achieve its policy. Therefore, by increasing the maximum record date period to 90 days the Company will be able to respond to the accelerated SEC reporting requirements and will be able to continue to send information to shareholders at about the same time as it files such documents with the SEC and the New York Stock Exchange.

Your Board recommends you vote "FOR" this proposal.

2.
Bye-law 149

        Bye-law 149 provides that expenses incurred by Directors and Officers in defending any civil or criminal action for which indemnification is required pursuant to Bye-laws 145 and 146 may be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amounts if it shall ultimately be determined that the indemnified party is not entitled to be indemnified pursuant to Bye-laws 145 and 146.

        The word "may" suggests discretion as to reimbursement of expenses incurred by Directors and Officers defending any civil or criminal action, which is not the Company's intent with the indemnification clause. It is proposed that the word "may" be changed to "shall to the maximum extent permitted by law".

        The proposed amendment will provide assurance to both current and future Directors and Officers of Willis that defense costs will be met by the Company as they arise in the event that any action or proceeding is taken against the Company and/or its Officers.

        With the increasing corporate governance responsibilities placed upon Directors and Officers, and with recent instances of action being taken against Directors and Officers of other companies, it is important that the Company's indemnification provisions are consistent with current general practice.

Your Board recommends that you vote "FOR" this proposal.

APPENDIX A

AMENDED AND RESTATED
WILLIS GROUP HOLDINGS LIMITED
2001 SHARE PURCHASE AND OPTION PLAN

1.     Purpose of Plan

        The Willis Group Holdings Limited ("Holdings") 2001 Share Purchase and Option Plan (the "Plan") is designed:

  (a)
  to promote the long term financial interests and growth of Holdings and its Subsidiaries (collectively, "Willis Group") by attracting and retaining personnel with the training, experience and ability to enable them to make a substantial contribution to the success of Willis Group's business;

  (b)
  to motivate management personnel by means of growth-related incentives to achieve long range goals; and

  (c)
  to further the identity of interests of participants with those of the shareholders of Willis Group through opportunities for increased stock, or stock-based, ownership in Willis Group.

2.     Definitions

        As used in the Plan, the following words shall have the following meanings:

  (a)
  "Board of Directors" means the Board of Directors of Holdings.

  (b)
  "Change in Control" means: (i) sale of all or substantially all of the assets of Holdings or Willis Group to a Person or Group that is not Kohlberg Kravis Roberts & Co. or an affiliate thereof (collectively, the "KKR Partnerships"), (ii) a sale by any member of the KKR Partnerships resulting in more than 50% of the voting stock of Holdings or Willis Group being held by a Person or Group that is not a member of the KKR Partnerships or (iii) a merger, consolidation, recapitalization or reorganization of Holdings or Willis Group with or into another Person which is not a member of the KKR Partnerships; and following any of the foregoing events in (ii)-(iii), (x) the KKR Partnerships no longer have the ability, without the approval of a Person or Group who is not a member of the KKR Partnerships, to elect a majority of the Board of Directors of Holdings (or the resulting entity) and (y) any Person or Group who is not a member of the KKR Partnerships is or becomes the Beneficial Owner, directly or indirectly, in the aggregate, of a greater percentage of the total voting power of Holdings or Willis Group than that held, directly or indirectly, in the aggregate, by the KKR Partnerships. For purposes of this definition, "Beneficial Owner" shall have the same meaning as defined in Rules 13d-3 and 13d-5 under the Exchange Act, which shall in any event include having the power to vote (or cause to be voted) pursuant to contract, irrevocable proxy or otherwise, and which, for purposes of the calculation under clause (y), shall be deemed to include shares that any such Person or Group has a right to acquire, whether such right is exercisable immediately or only after the passage of time.

  (c)
  "Committee" means the Compensation Committee of the Board of Directors (or, if no such committee is appointed, the Board of Directors).

  (d)
  "Common Shares" or "Share" means common shares of Willis Group, which may be authorized but unissued.

  (e)
  "Director" means any member of the Board of Directors.

  (f)
  "Employee" means a person, including a director and an officer, in the employment of Willis Group.

  (g)
  "Exchange Act" means the Securities Exchange Act of 1934 of the United States, as amended.

  (h)
  "Grant" means an award made to a Participant pursuant to the Plan and described in Paragraph 5, including, without limitation, an award of a Share Option, Restricted Share, Purchase Share, or Other Share-Based Grant or any combination of the foregoing.

  (i)
  "Grant Agreement" means an agreement between Holdings and a Participant that sets forth the terms, conditions and limitations applicable to a Grant.

  (j)
  "Group" means a "group" as such term is used in Sections 13(d) and 14(d) of the Exchange Act, acting in concert.

  (k)
  "Participant" means an Employee or Director of any member of Willis Group, to whom one or more Grants have been made, and such Grants have not all been forfeited or terminated under the Plan.

  (l)
  "Person" means "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act.

  (m)
  "Share-Based Grants" means the collective reference to the grant of Purchase Shares, Restricted Shares and Other Share-Based Grants.

  (n)
  "Share Options" means options to purchase Common Shares, which may or may not be incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986 of the United States, as amended (the "Code").

  (o)
  "Subsidiary" means a "subsidiary", as such term is defined in Section 86 of the Bermudan Companies Act 1981.

3.     Administration of Plan

  (a)
  The Plan shall be administered by the Committee. All of the members of the Committee and any other Directors shall be eligible to be selected for Grants under the Plan; provided, however, that to the extent the Board determines it is necessary or desirable to satisfy any regulation or rule, whether under Section 16 of the Exchange Act or otherwise related to the Grants, the members of the Committee shall qualify under such regulation or rules. The Committee may adopt its own rules of procedure, and the action of a majority of the Committee, taken at a meeting or taken without a meeting by a writing signed by such majority, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules. The Committee shall also have the power to establish sub-plans, which may constitute separate schemes, for the purpose of establishing schemes which qualify for approval by the UK Inland Revenue or meet any special tax or regulatory requirements anywhere in the world. Any such interpretations, rules, administration and sub-plans shall be consistent with the basic purposes of the Plan.

  (b)
  The Committee may delegate to the Chief Executive Officer and to other senior officers of Willis Group its duties under the Plan subject to such conditions and limitations as the Committee shall prescribe except that only the Committee may designate and make Grants to Participants who are subject to Section 16 of the Exchange Act.

  (c)
  The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, Willis Group, and the officers and Directors of Willis Group shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, Willis Group and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Grants, and all members of the Committee shall be fully protected by Willis Group with respect to any such action, determination or interpretation.

4.     Eligibility

        Subject to Section 11 of the Plan, the Committee may from time to time make Grants under the Plan to such Employees or Directors of Willis Group, and in such form and having such terms, conditions and limitations as the Committee may determine. Grants may be granted singly, in combination or in tandem. The terms, conditions and limitations of each Grant under the Plan shall be set forth in a Schedule to the Plan (as described in Section 11 below), to be attached hereto, and/or a Grant Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan.

5.     Grants

        From time to time, the Committee will determine the forms and amounts of Grants for Participants. Such Grants may take the following forms in the Committee's sole discretion; provided, however, that in no event shall the purchase price of any Grant be less than the par value of the Shares. The terms of any Grant may include a requirement that the Participant enter into an agreement or election under which the Participant agrees to pay his or her employer's social security or National Insurance liability (or reimburse the employer for such liability) in any jurisdiction arising on exercise of any Share Option, or at any other time with respect to any other Share-Based Award, and if this requirement is not permitted in any jurisdiction the Grant in such circumstances shall be null and void.

  (a)
  Share Options—These are options to purchase Common Shares, which may or may not be Incentive Stock Options. Any options that are granted as Incentive Stock Options shall have an exercise price at least equal to the fair market value of one share of Common Shares on the date of Grant (or, if the person to whom the option is being granted owns Common Shares representing more than 10 percent of the voting power of all classes of Company equity, the exercise price shall be at least equal to 110 percent of the fair market value of one Common Share on the date of Grant). At the time of the Grant the Committee shall determine, and shall have contained in the Grant Agreement or other Plan rules, the option exercise period, the option price, and such other conditions or restrictions on the grant or exercise of the option as the Committee deems appropriate, which may include the requirement that the grant of options is predicated on the acquisition of Purchase Shares under Section 5(c) by the Participant or as may be required pursuant to applicable law, if such options shall be Incentive Stock Options. Payment of the option price shall be made in cash or in shares of Common Shares (provided, that such Shares have been held by the Participant for not less than six months (or such other period as established by the Committee from time to time)), or a combination thereof, in accordance with the terms of the Plan, the Grant Agreement and any applicable guidelines of the Committee in effect at the time.

  (b)
  Restricted Shares—Restricted Shares are Common Shares delivered to a Participant with or without payment of consideration with restrictions or conditions on the Participant's right to transfer or sell such shares; provided that the price of any Restricted Stock may not be less than the par value of the Common Shares. The number of shares of Restricted Shares and the restrictions or conditions on such shares shall be as the Committee determines, in the Grant Agreement or by other Plan rules, and the certificate for the Restricted Shares shall bear evidence of such restrictions or conditions. Subject to Section 9 and Section 11, Restricted Shares may NOT have a restriction period of less than 6 months.

  (c)
  Purchase Shares—Purchase Shares refers to shares of Common Shares offered to a Participant at such price as determined by the Committee, the acquisition of which may make him eligible to receive under the Plan, among other things, Share Options.

  (d)
  Other Share-Based Grants—The Committee may make other Grants under the Plan pursuant to which shares of Common Shares or other equity securities of Willis Group are or may in the future be acquired, or Grants denominated in stock units, including ones valued using measures other than market value. Other Share-Based Grants may be granted with or without consideration.

6.     Limitations and Conditions

  (a)
  The number of Shares available for Grants under this Plan shall be 25,000,000 shares of the authorized Common Shares as of the effective date of the Plan. The number of Shares subject to Grants under this Plan to any one Participant shall not be more than 5,000,000 Shares in any one calendar year. Unless restricted by applicable law, Shares related to Grants that are forfeited, terminated, cancelled or expire unexercised, shall immediately become available for new Grants.

  (b)
  No Grants shall be made under the Plan beyond ten years after the effective date of the Plan, but the terms of Grants made on or before the expiration of the Plan may extend beyond such expiration. At the time a Grant is made or amended or the terms or conditions of a Grant are changed, the Committee may provide for limitations or conditions on such Grant.

  (c)
  Nothing contained herein shall affect the right of Willis Group to terminate any Participant's employment at any time or for any reason. The rights and obligations of any individual under the terms of his office or employment with any member of Willis Group shall not be affected by his or her participation in this Plan or any right which he or she may have to participate in it, and an individual who participates in this Plan shall waive any and all rights to compensation or damages in consequence of the termination of his or her office or employment for any reason whatsoever insofar as those rights arise or may arise from his or her ceasing to have rights under or be entitled to exercise any Grant as a result of such termination.

  (d)
  Deferrals of Grant payouts may be provided for, at the sole discretion of the Committee, in the Grant Agreements.

  (e)
  Except as otherwise prescribed by the Committee, the amounts of the Grants for any employee of a Subsidiary, along with interest, dividend, and other expenses accrued on deferred Grants shall be charged to the Participant's employer during the period for which the Grant is made. If the Participant is employed by more than one Subsidiary or by both Willis Group and a Subsidiary during the period for which the Grant is made, the Participant's Grant and related expenses will be allocated between the companies employing the Participant in a manner prescribed by the Committee.

  (f)
  Other than as specifically provided pursuant to a Grant Agreement or other related agreement between a Participant and Willis Group, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

  (g)
  Participants shall not be, and shall not have any of the rights or privileges of, shareholders of Willis Group in respect of any Shares purchasable in connection with any Grant unless and until certificates representing any such Shares have been issued by Willis Group to such Participants, unless the Committee shall otherwise determine.

  (h)
  No election as to benefits or exercise of Stock Options or other rights may be made during a Participant's lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

  (i)
  Absent express provisions to the contrary, any grant under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of any member of Willis Group and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation. This Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974 of the United States, as amended.

  (j)
  Unless the Board determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of any member of Willis Group, nor shall any assets of any member of Willis Group be designated as attributable or allocated to the satisfaction of Willis Group's obligations under the Plan.

7.     Transfers and Leaves of Absence

        For purposes of the Plan, unless the Committee determines otherwise: (a) a transfer of a Participant's employment without an intervening period of separation among Willis Group and any Subsidiary shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of Willis Group during such leave of absence.

8.     Adjustments

        In the event of any change in the outstanding Common Shares by reason of a stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization or merger, change of control, or similar event, the Committee shall adjust appropriately the number of Shares subject to the Plan and available for or covered by Grants and Share prices related to outstanding Grants to the extent necessary, and may make such other revisions to outstanding Grants as it deems are equitably required including, without limitation, in an event that is not a change of control, providing for the payment of a dividend in respect of the Shares subject to any outstanding Grants, in all events in order to allow Participants to participate in such event in an equitable manner.

9.     Merger, Consolidation, Exchange, Acquisition, Liquidation or Dissolution

        In its absolute discretion, and on such terms and conditions as it deems appropriate, coincident with or after the grant of any Stock Option or any Stock-Based Grant, the Committee may provide that such Stock Option or Stock-Based Grant cannot be exercised after a Change in Control, a merger, amalgamation pursuant to Bermuda law, or other consolidation of Holdings or Willis Group with or into another company, the exchange of all or substantially all of the assets of Holdings or Willis Group for the securities of another company, the acquisition by another Person or Group of 80% or more of Holdings or Willis Group's then outstanding shares of voting stock or the recapitalization, reclassification, liquidation or dissolution of Holdings or Willis Group, and if the Committee so provides, it shall, on such terms and conditions as it deems appropriate in its absolute discretion, also provide, either by the terms of such Stock Option or Stock-Based Grant or by a resolution adopted prior to the occurrence of such Change in Control merger, consolidation, exchange, acquisition, recapitalization, reclassification, liquidation or dissolution, that, for some period of time prior to such event, such Stock Option or Stock-Based Grant shall be exercisable as to all shares subject thereto, notwithstanding anything to the contrary herein (but subject to the provisions of Section 6(b) and that, upon the occurrence of such event, such Stock Option or Stock-Based Grant shall terminate and be of no further force or effect; provided, however, that the Committee may also provide, in its absolute discretion, that even if the Stock Option or Stock-Based Grant shall remain exercisable after any such event, from and after such event, any such Stock Option or Stock-Based Grant shall be exercisable only for the kind and amount of securities and/or other property, or the cash equivalent thereof, receivable as a result of such event by the holder of a number of shares of stock for which such Stock Option or Stock-Based Grant could have been exercised immediately prior to such event.

10.   Amendment and Termination

        The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with this Plan. The Board of Directors may amend, suspend or terminate the Plan at any time.

11.   Foreign Options and Rights

        The Committee or Board, as applicable, may establish rules or schemes in order to make Grants to Employees who are subject to the laws of nations other than Bermuda, which Grants may have terms and conditions that differ from the terms thereof as provided elsewhere in the Plan for the purpose of complying with foreign laws. In the event that the Committee or Board establishes such rules or schemes, the substantive provisions thereof shall be set forth on schedules attached hereto, and are hereby incorporated by reference as part of the Plan, subject to any additional action required to be taken pursuant to the applicable foreign law.

12.   Withholding Taxes

  (a)
  Willis Group shall have the right to deduct from any cash payment made under the Plan any federal, state, local, national, provincial or other income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of Willis Group to deliver shares upon the exercise of an Option, upon delivery of Restricted Stock or upon exercise, settlement or payment of any Other Stock-Based Grant that the Participant pay to Willis Group such amount as may be requested by Willis Group for the purpose of satisfying any liability for such withholding taxes. Any Grant Agreement may provide that the Participant may elect, in accordance with any conditions set forth in such Grant Agreement, to pay a portion or the entire minimum amount of such withholding taxes in shares of Common Shares:

  (b)
  Notwithstanding anything set forth in section 12 (a), an option may not be exercised unless:

  (i)
  the Board considers that the issue or transfer of shares pursuant to such exercise would be lawful in all relevant jurisdictions; and

  (ii)
  in a case where, if the option were exercised, Willis Group would be obliged to (or would suffer a disadvantage if it were not to) account for any tax (in any jurisdiction) for which the person in question would be liable by virtue of the exercise of the option and/or for any social security contributions that would be recoverable from the person in question (together, the "Tax Liability"), that person has either:

  (x)
  made a payment to Willis Group of an amount at least equal to the Holdings estimated of the Tax Liability; or

  (y)
  entered into arrangements acceptable to Willis Group to secure that such a payment is made (whether by authorizing the sale of some or all of the shares on his behalf and the payment to Willis Group of the relevant amount out of the proceeds of sale or otherwise).

13.   Governing Law

        This Plan shall be governed by the laws of Bermuda, without regard to conflicts of laws.

14.   Effective Date and Termination Dates

        The Plan shall be effective on and as of the date of its original approval by the Board of Directors of Holdings and shall be approved by a majority of the shareholders of Holdings, and shall terminate ten years thereafter, subject to earlier termination by the Board of Directors pursuant to Sections 9 and 10.

APPENDIX B

WILLIS GROUP SENIOR MANAGEMENT INCENTIVE PLAN

Section 1. Purposes.

        The purpose of the Willis Group Senior Management Incentive Plan (the "Plan") is to attract, retain and motivate selected employees of Willis Group Holdings Limited (the "Company") and its subsidiaries and affiliates who are executive officers of the Company and members of its Partners Group and any successor thereto in order to promote the Company's long-term growth and profitability. It is also intended that all Bonuses (as defined in Section 5(a)) payable under the Plan be considered "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, and the Plan shall be interpreted accordingly.

Section 2. Administration.

        (a)   Subject to Section 2(d), the Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board"), whose members shall serve at the pleasure of the Board. The Committee at all times is intended to be composed of at least two directors of the Company, each of whom is an "outside director" within the meaning of Section 162(m) of the Code and Treasury Regulation Section 1.162-27(e)(3) and a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. Unless otherwise determined by the Board, the Committee shall be the Compensation Committee of the Board.

        (b)   The Committee shall have complete control over the administration of the Plan, and shall have the authority in its sole and absolute discretion to: (i) exercise all of the powers granted to it under the Plan; (ii) construe, interpret and implement the Plan; (iii) prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations governing its own operations; (iv) make all determinations necessary or advisable in administering the Plan (including, without limitation, calculating the size of the Bonus payable to each Participant (as defined in Section 4(a))); (v) correct any defect, supply any omission and reconcile any inconsistency in the Plan; and (vi) amend the Plan to reflect changes in or interpretations of applicable law, rules or regulations.

        (c)   The determination of the Committee on all matters relating to the Plan and any amounts payable thereunder shall be final, binding and conclusive on all parties.

        (d)   Notwithstanding anything to the contrary contained herein, the Committee may allocate among its members and may delegate some or all of its authority or administrative responsibility to such individual or individuals who are not members of the Committee as it shall deem necessary or appropriate; provided, however, the Committee may not delegate any of its authority or administrative responsibility hereunder (and no such attempted delegation shall be effective) if such delegation would cause any Bonus payable under the Plan not to be considered performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code.

        (e)   No member of the Board or the Committee or any employee of the Company or any of its subsidiaries or affiliates (each such person a "Covered Person") shall have any liability to any person (including, without limitation, any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Bonus.

Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys' fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Covered Person, with the Company's approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company's choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person's bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company's Restated Certificate of Incorporation or Amended and Restated Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

Section 3. Performance Period.

        The Plan shall operate for successive periods (each a "Performance Period"). The first Performance Period shall commence on January 1, 2005 and shall terminate on December 31, 2005. Thereafter, each Performance Period shall be one full fiscal year and/or portions of fiscal years of the Company, as determined by the Committee.

Section 4. Participation.

        (a)   Prior to the 90th day after the beginning of a Performance Period, or otherwise in a manner not inconsistent with Treasury Regulation Section 1.162-27(e)(2) (the "Participation Date"), the Committee shall designate those individuals who shall participate in the Plan for the Performance Period (the "Participants").

        (b)   Except as provided below, the Committee shall have the authority at any time (i) during the Performance Period to remove Participants from the Plan for that Performance Period and (ii) prior to the Participation Date (or later in a manner consistent with the requirements of Section 162(m) of the Code) to add Participants to the Plan for a particular Performance Period.

Section 5. Bonus Amounts.

        (a)   Each Participant shall be paid a bonus amount equal to 5% of the Company's "Earnings" (as defined in Section 5(c)) with respect to each Performance Period. Notwithstanding anything to the contrary in this Plan, the Committee may, in its sole discretion, reduce (but not increase) the bonus amount for any Participant for a particular Performance Period at any time prior to the payment of bonuses to Participants pursuant to Section 6 (a Participant's bonus amount for each Performance Period, as so reduced, the "Bonus").

        (b)   If a Participant's employment with the Company terminates for any reason before the end of a Performance Period or before the date that the Bonus is paid pursuant to Section 6, the Committee shall have the discretion to determine whether (i) such Participant shall be entitled to any Bonus at all, (ii) such Participant's Bonus shall be reduced on a pro-rata basis to reflect the portion of such Performance Period the Participant was employed by the Company or (iii) to make such other arrangements as the Committee deems appropriate in connection with the termination of such Participant's employment.

        (c)   For purposes of this Section 5, "Earnings" means the Company's operating income before taxes and extraordinary loss to be reported in its audited consolidated financial statements for the relevant fiscal year, adjusted to eliminate, with respect to such fiscal year: (i) losses related to the impairment of goodwill and other intangible assets; (ii) restructuring expenses; (iii) gains or losses on disposal of assets or segments of the previously separate companies of a business combination within two years of the date of such combination; (iv) gains or losses that are the direct result of a major casualty or natural disaster; (v) losses resulting from any newly-enacted law, regulation or judicial order; (vi) the cumulative effect of accounting changes; (vii) any extraordinary gains or losses; and (viii) accounting expenses associated with the grant of employee share options. The above adjustments to Earnings shall be computed in accordance with US GAAP. Following the completion of each Performance Period, the Committee shall certify in writing the Company's Earnings for such Performance Period.

Section 6. Payment of Bonus Amount; Voluntary Deferral.

        Each Participant's Bonus shall be payable by such Participant's Participating Employer (as defined in Section 7(j)), or in the case of a Participant employed by more than one Participating Employer, by each such employer as determined by the Committee. The Bonus shall be payable in the discretion of the Committee in cash and/or an equity-based award of equivalent value (provided that in determining the number of Company restricted or deferred stock units payable in cash or shares of the Company's common stock, restricted shares of the Company's common stock or unrestricted shares of the Company's common stock that is equivalent to a dollar amount, that dollar amount shall be divided by the closing price of the Company common stock on the date of grant by the Committee (with fractional shares being rounded to the nearest whole share). The cash portion of the Bonus shall be paid at such time as bonuses are generally paid by the Participating Employer(s) for the relevant fiscal year. Subject to approval by the Committee and to any requirements imposed by the Committee in connection with such approval, each Participant may be entitled to defer receipt, under the terms and conditions of any applicable deferred compensation plan of the Company, of part or all of any payments otherwise due under this Plan. Any equity-based award shall be subject to such terms and conditions (including vesting requirements) as the Committee and the administrative committee of the plan under which such equity-based award is granted may determine.

Section 7. General Provisions.

        (a)   Amendment, Termination, etc.    The Board reserves the right at any time and from time to time to modify, alter, amend, suspend, discontinue or terminate the Plan, including in any manner that adversely affects the rights of Participants. No Participant shall have any rights to payment of any amounts under this Plan unless and until the Committee determines the amount of such Participant's Bonus, that such Bonus shall be paid and the method and timing of its payment. No amendment that would require stockholder approval in order for Bonuses paid pursuant to the Plan to constitute performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code shall be effective without the approval of the stockholders of the Company as required by Section 162(m) of the Code and the regulations thereunder.

        (b)   Nonassignability.    No rights of any Participant (or of any beneficiary pursuant to this Section 7(b)) under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of (including through the use of any cash-settled instrument), either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent and distribution. Any sale, exchange, transfer, assignment, pledge, hypothecation or other disposition in violation of the provisions of this Section 7(b) shall be void. In the event of a Participant's death, any amounts payable under the Plan shall be paid in accordance with the Plan to a Participant's estate. A Participant's estate shall have no rights under the Plan to receive such amounts, if any, as may be payable under this Section 7(b), and all of the terms of this Plan shall be binding upon any such Participant's estate.

        (c)   Plan Creates No Employment Rights.    Nothing in the Plan shall confer upon any Participant the right to continue in the employ of the Company for the Performance Period or thereafter or affect any right which the Company may have to terminate such employment.

        (d)   Governing Law.    All rights and obligations under the Plan shall be governed by and construed in accordance with the laws of the state of New York, without regard to principles of conflict of laws.

        (e)   Tax Withholding.    In connection with any payments to a Participant or other event under the Plan that gives rise to a federal, state, local or other tax withholding obligation relating to the Plan (including, without limitation, FICA tax), (i) the Company and any Participating Employer may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to such Participant whether or not pursuant to the Plan or (ii) the Committee shall be entitled to require that such Participant remit cash (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation.

        (f)    Right of Offset.    The Company and any Participating Employer shall have the right to offset against the obligation to pay a Bonus to any Participant, any outstanding amounts (including, without limitation, travel and entertainment or advance account balances or amounts repayable to it pursuant to tax equalization, housing, automobile or other employee programs) such Participant then owes to it.

        (g)   Severability; Entire Agreement.    If any of the provisions of this Plan is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby. This Plan shall not supersede any other agreement, written or oral, pertaining to the matters covered herein, except to the extent of any inconsistency between this Plan and any prior agreement, in which case this Plan shall prevail.

        (h)   No Third Party Beneficiaries.    The Plan shall not confer on any person other than the Company and any Participant any rights or remedies hereunder.

        (i)    Participating Employers.    Each subsidiary or affiliate of the Company that employs a Participant shall adopt this Plan by executing Schedule A (a "Participating Employer"). Except for purposes of determining the amount of each Participant's Bonus, this Plan shall be treated as a separate plan maintained by each Participating Employer and the obligation to pay the Bonus to each Participant shall be the sole liability of the Participating Employer(s) by which the Participant is employed, and neither the Company nor any other Participating Employer shall have any liability with respect to such amounts.

        (j)    Successors and Assigns.    The terms of this Plan shall be binding upon and inure to the benefit of the Company, each Participating Employer and their successors and assigns and each permitted successor or assign of each Participant as provided in Section 7(b).

        (k)   Plan Headings.    The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

        (l)    Construction.    In the construction of this Plan, the singular shall include the plural, and vice versa, in all cases where such meanings would be appropriate. Nothing in this Plan shall preclude or limit the ability of the Company, its subsidiaries and affiliates to pay any compensation to a Participant under any other plan or compensatory arrangement whether or not in effect on the date this Plan was adopted.

        (m)  Plan Subject to Stockholder Approval.    The Plan is adopted subject to the approval of the stockholders of the Company at the Company's 2005 Annual Meeting in accordance with Section 162(m)(4)(C) of the Code and Treasury Regulation Section 1.162-27(e)(4), and no Bonus shall be payable hereunder absent such stockholder approval.

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WILLIS GROUP HOLDINGS LIMITED NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
GENERAL INFORMATION
ELECTION OF DIRECTORS
SECURITY OWNERSHIP
REAPPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN
TRANSACTIONS WITH MANAGEMENT AND OTHERS
SECTION 16 BENEFICIAL OWNERSHIP COMPLIANCE
SOLICITATION OF PROXIES
ETHICAL CODE
SHAREHOLDER AND OTHER PROPOSALS
  ITEM 3
AMENDMENT TO THE 2001 SHARE PURCHASE AND OPTION PLAN
  ITEM 4
ADOPTION OF WILLIS GROUP SENIOR MANAGEMENT INCENTIVE PLAN
  ITEM 5
AMENDMENT TO THE COMPANY'S BYE-LAWS
  APPENDIX A
AMENDED AND RESTATED WILLIS GROUP HOLDINGS LIMITED 2001 SHARE PURCHASE AND OPTION PLAN
  APPENDIX B
WILLIS GROUP SENIOR MANAGEMENT INCENTIVE PLAN